SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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☐	Soliciting Material Pursuant to section 240.14a-12
RC2 CORPORATION

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RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523

Notice of Annual Meeting of Stockholders
to be Held on May 8, 2008

The Annual Meeting of Stockholders of RC2 Corporation, a Delaware corporation, will be held at the Doubletree Guest Suites and Conference Center, 2111 Butterfield Road, Downers Grove, Illinois 60515, on Thursday, May 8, 2008, at 11:00 a.m., local time, for the following purposes:

1. To elect ten directors to serve until the 2009 Annual Meeting of Stockholders.

2. To approve and adopt an amendment to the RC2 Corporation 2005 Stock Incentive Plan.

3. To approve and adopt the RC2 Corporation 2008 Incentive Bonus Plan.

4. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

By order of the Board of Directors

Jody L. Taylor,
Secretary

Oak Brook, Illinois
April 7, 2008

Stockholders of record at the close of business on March 24, 2008 are entitled to vote at the meeting. Your vote is important to ensure that a majority of the stock is represented. Whether or not you plan to attend the meeting in person, please vote your shares by phone, via the internet or by completing, signing, dating and returning the enclosed proxy card at your earliest convenience. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form and voting instructions from the institution that holds their shares.

Stockholders of record may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help us reduce postage and proxy tabulation costs. The Internet and telephone voting facilities will close at 1:00 a.m. central time on May 7, 2008.

Or, if you prefer, you can return the enclosed proxy card in the envelope provided.

PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.investorvote.com/RCRC 24 hours a day/7 days a week	1-800-652-VOTE (8683) via touch tone phone toll-free 24 hours a day/7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read the accompanying Proxy Statement.	Read the accompanying Proxy Statement.

Have your control number located on your proxy card available.	Call toll-free 1-800-652-8683.

Point your browser to http://www.investorvote.com/RCRC	You will be asked to enter your located control number on your proxy card.

and follow the instructions to cast your vote. You can also register to receive your Annual Report and Proxy Statement electronically, instead of in print.

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RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523

Proxy Statement for the 2008 Annual Meeting of Stockholders
to be Held on May 8, 2008

Important Notice Regarding the Availability of Proxy Materials for the
2008 Annual Meeting of Stockholders to be Held on May 8, 2008:
This Proxy Statement and the Accompanying Annual Report
are Available at: www.rc2.com/investor/annualmeeting.asp

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of RC2 Corporation of proxies to be used at the Annual Meeting of Stockholders of RC2 to be held at the Doubletree Guest Suites and Conference Center, 2111 Butterfield Road, Downers Grove, Illinois 60515, on Thursday, May 8, 2008, at 11:00 a.m., local time, and any adjournments thereof. This proxy material is being mailed on or about April 7, 2008 to stockholders of record at the close of business on March 24, 2008.

GENERAL INFORMATION

Proxies and Voting Procedures

Stockholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker. Stockholders of record can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this Proxy Statement. The Internet and telephone voting facilities will close at 1:00 a.m. (central time) on May 7, 2008. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to us, the shares represented by that proxy will be voted in FAVOR of the election of the directors listed in the enclosed proxy, in FAVOR of the adoption and approval of the amendment to the RC2 Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) and in FAVOR of the adoption and approval of the RC2 Corporation 2008 Incentive Bonus Plan (the “2008 Bonus Plan”). If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. A stockholder will be able to revoke his or her proxy until it is voted. As of the date of printing of this Proxy Statement, we do not know of any other matters that are to be presented at the Annual Meeting other than the election of directors, the approval of the amendment to the 2005 Stock Incentive Plan and the approval of the 2008 Bonus Plan.

Stockholders may revoke proxies (including an Internet or telephone vote) at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy via the Internet, by telephone or by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitations may be made by employees of the Corporation, without payment of any additional compensation, by telephone, by facsimile, or in person.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 24, 2008 will be entitled to notice of and to vote at the Annual Meeting. On the record date, we had outstanding 17,418,682 shares of Common Stock, par value $0.01 per share, entitled to one vote per share.

Quorum; Required Vote

A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, will constitute a quorum with respect to the meeting. Approval of each matter specified in the notice of the meeting, other than the election of directors, requires the affirmative vote of a majority of the shares represented at the Annual Meeting. A plurality of the votes cast is required for the election of directors. This means that the ten director nominees with the most votes will be elected. Approval of any other matter that may properly be presented at the meeting will require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by our Board of Directors will count the votes and ballots.

ELECTION OF DIRECTORS

At the Annual Meeting, ten directors are to be elected to hold office until the 2009 Annual Meeting and until their successors are elected. The ten nominees for election are named in the following table with brief biographies. As indicated below, each person nominated by our Board of Directors is an incumbent director. We anticipate that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

Boyd L. Meyer and Peter K.K. Chung will retire from the Board as of the Annual Meeting.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

ROBERT E. DODS	59	1996
Mr. Dods has been a private investor since January 2003 and has served as Chairman of our Board of Directors since July 1998. The Chairman of the Board is not considered one of our officers or employees. Mr. Dods served as our Chief Executive Officer from July 1998 to January 2003. Mr. Dods co-founded Racing Champions, Inc. (“RCI”), our predecessor, in 1989.

JOHN S. BAKALAR	60	1997
Mr. Bakalar has been a private investor since November 1997. From May 1993 to November 1997, Mr. Bakalar was President and Chief Operating Officer of Rand-McNally, Inc., a printing and publishing company.

JOHN J. VOSICKY	59	1997
Mr. Vosicky has been the Chief Financial Officer of BFG Technologies Inc., a marketer and distributor of graphic cards, since August 2002. Mr. Vosicky was also the President of JAJ Financial, a financial consultant, from 2001 to 2007.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

CURTIS W. STOELTING	48	2002
Mr. Stoelting has served as our Chief Executive Officer since January 2003. Mr. Stoelting was our Chief Operating Officer from October 2000 to January 2003. Mr. Stoelting is a director of Regal-Beloit Corporation, a global manufacturer of motion control and power generation products.

PAUL E. PURCELL	61	2002
Mr. Purcell has served as President and Chief Executive Officer of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, since January 2000.
DANIEL M. WRIGHT	70	2003
Mr. Wright has been a private investor since August 1998. From March 1968 until August 1998, Mr. Wright was an audit partner and manager with Arthur Andersen LLP, an independent public accounting firm. Mr. Wright is a director and Chairman of the Audit Committee of John B. Sanfilippo & Son, Inc., a processor and marketer of tree nuts and peanuts.

THOMAS M. COLLINGER	55	2003
Mr. Collinger has served as Associate Dean at The Medill Graduate School of Northwestern University since November 2005 and Chairman of the Integrated Marketing Communications Graduate Program since February 2007. Mr. Collinger has also been an Associate Professor, The Medill Graduate School of Northwestern University, since January 1998. Mr. Collinger has also served as President of the TC Group, a marketing consulting firm, since May 1998.

MICHAEL J. MERRIMAN, JR	51	2004
Mr. Merriman has been a business consultant for Product Launch Ventures, LLC since November 2007. Mr. Merriman served as a director and as the Chief Executive Officer and President of The Lamson & Sessions Co., a manufacturer and distributor of electrical, consumer, telecommunications and engineered sewer products, from November 2006 to November 2007. Mr. Merriman has been a director of American Greetings Corporation, a designer, manufacturer and seller of greeting cards and other social expression products, since November 2006 and was its Senior Vice President and Chief Financial Officer from September 2005 until November 2006. Mr. Merriman was the Chief Executive Officer and President of Royal Appliance Manufacturing Co., a developer, assembler and marketer of a full line of cleaning products for home and commercial use, from 1995 until April 2004 and a director of Royal Appliance Manufacturing Co. from October 1993 until April 2004. Mr. Merriman is a director of OMNOVA Solutions, Inc., a producer of specialty chemicals and decorative products.

LINDA A. HUETT	63	2007
Ms. Huett has been a private investor since January 2008. Ms. Huett was an independent advisor to Weight Watchers International, Inc., a global provider of weight management services and products, from January 2007 to December 2007. Ms. Huett was the President and a director of Weight Watchers International from September 1999 until December 2006. Ms. Huett was the Chief Executive Officer of Weight Watchers International from December 2000 until December 2006. Ms. Huett is a director of AnnTaylor Stores Corporation, a women’s specialty retailer.

PETER J. HENSELER	49	2007
Mr. Henseler has served as our President since October 2002. Mr. Henseler was our Executive Vice President-Sales and Marketing from March 1999 to October 2002.

DIRECTORS MEETINGS AND COMMITTEES

Our Board of Directors held four meetings in 2007, and all of our incumbent directors attended at least 75% of the meetings of the Board and the committees of the Board of which they were a member.

Executive sessions or meetings of outside (non-management) directors without management present are held regularly for a general discussion of relevant subjects. In 2007, the outside directors met in executive session four times.

The committees of our Board of Directors consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The chart below identifies the members of each of these committees as of the date of this Proxy Statement, along with the number of meetings held by each committee during 2007:

Nominating and
Corporate
	Audit		Compensation		Governance

Number of Meetings	4		4		4
Name of Director:
John S. Bakalar					X	*
John J. Vosicky	X		X	*
Daniel M. Wright	X	*
Thomas M. Collinger			X
Michael J. Merriman, Jr.	X
Robert E. Dods					X
Boyd L. Meyer					X	(1)
Linda A. Huett	X				X

X =	committee member; * = committee chairman

(1)	Mr. Meyer is not standing for re-election at the Annual Meeting.

Effective May 4, 2007, upon recommendation of our Nominating and Corporate Governance Committee, our Board of Directors modified the membership assignments of our committees. As a result of such changes, Linda A. Huett joined the Audit Committee, John S. Bakalar and Daniel M. Wright left the Compensation Committee and John J. Vosicky and Thomas M. Collinger joined the Compensation Committee, and Thomas M. Collinger and Michael J. Merriman, Jr. left the Nominating and Corporate Governance Committee and John S. Bakalar and Linda A. Huett joined the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is responsible for assisting our Board of Directors with oversight of (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent auditor’s qualifications and independence; and (4) the performance of our internal accounting function and independent auditors. Our Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. We have placed a current copy of the charter of the Audit Committee on our web site located at www.rc2.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting our Board of Directors by (1) identifying individuals qualified to become members of our Board of Directors and its committees; (2) recommending to our Board of Directors nominees for the annual meeting of stockholders; (3) developing and recommending to our Board of Directors a set of corporate governance principles applicable to our business; and (4) assisting our Board of Directors in assessing director performance and the effectiveness of our Board of

Directors. We have placed a current copy of the charter of the Nominating and Corporate Governance Committee on our web site located at www.rc2.com.

Compensation Committee

The Compensation Committee, in addition to such other duties as may be specified by the Board, (1) determines the compensation levels of our Chief Executive Officer and other executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation; (2) reviews and makes recommendations to our Board of Directors with respect to incentive compensation plans and equity-based plans; and (3) reviews and makes recommendations to our Board of Directors with respect to the compensation of our outside directors. The Compensation Committee also administers our 2005 Stock Incentive Plan, Employee Stock Purchase Plan and our bonus plans. We have placed a current copy of the charter of the Compensation Committee on our web site located at www.rc2.com.

CORPORATE GOVERNANCE MATTERS

We are committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Corporation and our stockholders. Our Board of Directors has adopted Corporate Governance Guidelines which can be found on our web site at www.rc2.com.

Director Independence

Our Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the NASDAQ Stock Market. Based on this review, the Board of Directors determined that each of the following nominees is independent under the NASDAQ listing standards:

(1) John S. Bakalar (2) Thomas M. Collinger (3) Robert E. Dods (4) Linda A. Huett	(5) Michael J. Merriman, Jr. (6) Paul E. Purcell (7) John J. Vosicky (8) Daniel M. Wright

Based on such standards, Curtis W. Stoelting and Peter J. Henseler are the only directors who are not independent because Mr. Stoelting is our Chief Executive Officer and Mr. Henseler is our President.

Peter K.K. Chung and Boyd L. Meyer, who are not standing for re-election at the Annual Meeting, are also independent under the NASDAQ listing standards.

Director Nominations

The Corporation has a standing Nominating and Corporate Governance Committee. Based on the review described under “Corporate Governance Matters — Director Independence,” our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the applicable standards of the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of our Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation.

We may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as one of our directors. Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the anniversary of the date the proxy statement was sent to stockholders in connection with the previous year’s annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on our Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Communications between Stockholders and the Board of Directors

We have placed on our web site located at www.rc2.com a description of the procedures for stockholders to communicate with our Board of Directors, a description of our policy for our directors and nominee directors to attend our annual meeting of stockholders and the number of directors who attended last year’s annual meeting of stockholders.

Code of Business Ethics

We have adopted a Code of Business Ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on our corporate web site which is located at www.rc2.com. We also intend to disclose any amendments to, or waivers from, the Code of Business Ethics on our corporate web site.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee is comprised of four members of our Board of Directors. Based on the review described under “Corporate Governance Matters - Director Independence,” our Board of Directors has determined that each member of our Audit Committee is independent as defined in the applicable standards of the NASDAQ Stock Market and the Securities and Exchange Commission (“SEC”).

The Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007, with our management and with our independent auditors;

•	discussed with our independent auditors the matters required to be discussed by SAS 61, “Communications with Audit Committees,” as amended (AICPA Professional Standards, Vo. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed with our independent auditors the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T.

Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

AUDIT COMMITTEE:

Daniel M. Wright (Chairman)
John J. Vosicky
Michael J. Merriman, Jr.
Linda A. Huett

Fees of Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by our independent auditors, KPMG LLP, during 2007 and 2006:

Service Type	2007	2006

Audit Fees(1)	$823,945	$681,981
Audit-Related Fees	—	—
Tax Fees(2)	26,914	29,367
All Other Fees	—	—

Total Fees Billed	$850,859	$711,348

(1)	Includes fees for professional services rendered in connection with the audit of our consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2006; the audit of the effectiveness of our internal control over financial reporting as of December 31, 2007 and December 31, 2006; the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by us with the SEC.

(2)	Primarily consists of fees for the preparation of statutory tax returns and other tax assistance in foreign jurisdictions.

The Audit Committee of our Board of Directors considered that the provision of the services and the payment of the fees described above is compatible with maintaining the independence of KPMG LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by our independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the Securities and Exchange Commission rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of our independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Experts

Our Board of Directors has determined that all four of the members of the Audit Committee, John J. Vosicky, Michael J. Merriman, Jr., Daniel M. Wright and Linda A. Huett, qualify as “audit committee financial experts” as defined by the rules of the Securities Exchange Commission based on their work experience and education.

EXECUTIVE OFFICERS

The following table sets forth the name, age, current position and principal occupation and employment during the past five years of our executive officers who are not nominees for directors:

Name	Age	Current Position	Other Positions

Jody L. Taylor	39	Chief Financial Officer and Secretary since October 2001	Senior Vice President-Finance from October 2000 to October 2001.
Helena Lo	48	Executive Vice President of RC2 and Managing Director of RC2 (H.K.) Limited since April 2005	Managing Director of RC2 (H.K.) Limited from October 2000 to April 2005.
Gregory J. Kilrea	44	Chief Operating Officer since April 2007	Chief Operations Officer from October 2005 to April 2007. Senior Vice President-Planning and Corporate Development from April 2004 to October 2005. Chief Financial Officer of Roman Decorating, a manufacturer of wallpaper adhesives, from February 2003 to April 2004. Chief Financial Officer of HA-LO Industries, Inc., a multi-national distributor of promotional products, from July 1996 to September 2002.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of February 29, 2008 by (1) each director and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by us to beneficially own more than 5% of our outstanding Common Stock.

The following table is based on information supplied to us by the directors, officers and stockholders described above. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of February 29, 2008 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 17,957,286 shares outstanding as of February 29, 2008.

Unless otherwise indicated, the address for each person listed below is 1111 West 22nd Street, Oak Brook, Illinois 60523.

	Shares of Common	Percent of Common
	Stock Beneficially	Stock Beneficially
Name	Owned	Owned

Principal Stockholders:
American Century Companies, Inc.(1)	1,807,681	10.1%
FMR Corp.(2)	1,530,115	8.5%
Dimensional Fund Advisors LP(3)	1,373,333	7.6%
Burgundy Asset Management, Ltd.(4)	1,059,020	5.9%
Barclays Global Investors, NA(5)	1,047,648	5.8%
Royce & Associates, LLC(6)	950,559	5.3%

Directors and Executive Officers:
Robert E. Dods(7)	132,125	*
Boyd L. Meyer(8)	121,375	*
Peter K.K. Chung(9)	141,126	*
John S. Bakalar(10)	79,652	*
John J. Vosicky(11)	17,622	*
Curtis W. Stoelting(12)	427,155	2.3%
Paul E. Purcell(13)	26,671	*
Daniel M. Wright(14)	10,868	*
Thomas M. Collinger(15)	5,346	*
Michael J. Merriman, Jr.(16)	3,675	*
Linda A. Huett	1,412	*
Peter J. Henseler(17)	256,835	1.4%
Jody L. Taylor(18)	53,447	*
Gregory J. Kilrea(19)	17,200	*
Helena Lo(20)	59,400	*
All directors and executive officers as a group (15 persons)(21)	1,353,909	7.2%

*	Denotes less than 1%.

(1)	American Century Companies, Inc. (“American”) filed a Schedule 13G dated November 8, 2007, as amended as of February 12, 2008, reporting that as of December 31, 2007 American was the beneficial owner of 1,807,681 shares of our Common Stock, with sole voting power over 1,784,296 shares and sole investment power over all such shares of our Common Stock. American’s address is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(2)	FMR Corp. and certain of its affiliates filed a Schedule 13G dated February 14, 2005, as amended as of May 10, 2005, as of February 14, 2006, as of February 14, 2007 and as of February 13, 2008, reporting that as of December 31, 2007 FMR Corp. beneficially owned 1,530,115 shares of our Common Stock, of which FMR Corp. had sole voting power over 606,760 shares and sole investment power over all such shares of our Common Stock. Certain affiliates of FMR Corp. are registered investment advisors and, accordingly, may be deemed to share voting and/or investment control over the shares of our Common Stock with their clients. FMR Corp’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	Dimensional Fund Advisors LP filed a Schedule 13G dated February 1, 2007, as amended as of February 6, 2008, reporting that, as of December 31, 2007, it was the beneficial owner of 1,373,333 shares of our Common Stock with sole voting and investment power over all such shares of our Common Stock. Dimensional Fund Advisors LP is a registered investment advisor that provides investment advice to certain affiliated funds. Dimensional Fund Advisors’ address is 1299 Ocean Avenue, Santa Monica, California 90401.

(4)	Burgundy Asset Management Ltd. filed a Schedule 13G dated February 12, 2008, reporting that as of December 31, 2007 Burgundy Asset Management was the beneficial owner of 1,059,020 shares of our Common Stock, with sole voting and investment power over all such shares of our Common Stock. Burgundy Asset Management’s address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(5)	Certain entities affiliated with Barclays Global Investors, NA (“BGI”) filed a Schedule 13G dated February 13, 2004, as amended as of February 14, 2005, as of January 31, 2006, as of January 31, 2007 and as of January 10, 2008, reporting that as of December 31, 2007, such entities collectively beneficially owned 1,047,648 shares of our Common Stock with sole voting power over 814,381 shares and sole investment power over all such shares of our Common Stock. Barclays Global Investors’ address is 45 Fremont Street, San Francisco, California 94105.

(6)	Royce & Associates, LLC filed a Schedule 13G dated February 5, 2004, as amended as of February 2, 2005, as of January 31, 2006, as of January 24, 2007 and as of January 30, 2008, reporting that as of December 31, 2007, Royce & Associates beneficially owned 950,559 shares of our Common Stock, with sole voting and investment power over all such shares of our Common Stock. Royce & Associates’ address is 1414 Avenue of the Americas, New York, New York 10019.

(7)	Represents 128,450 shares of our Common Stock held by a trust for which Mr. Dods serves as trustee, 1,760 shares of our Common Stock owned directly by Mr. Dods and 1,915 shares of our Common Stock subject to stock options.

(8)	Represents 54,048 shares of our Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, 63,652 shares of our Common Stock held by a revocable trust for which Mr. Meyer serves as trustee, 1,760 shares of our Common Stock owned directly by Mr. Meyer and 1,915 shares of our Common Stock subject to stock options.

(9)	Represents 137,451 shares of our Common Stock held by corporations controlled by Mr. Chung, 1,760 shares of our Common Stock owned directly by Mr. Chung and 1,915 shares of our Common Stock subject to stock options.

(10)	Includes 57,892 shares of our Common Stock subject to stock options.

(11)	Includes 15,862 shares of our Common Stock subject to stock options.

(12)	Represents (a) 126,317 shares of our Common Stock held by a revocable trust for which Mr. Stoelting serves as trustee, (b) 20,000 shares of our Common Stock held by a revocable trust for which Mr. Stoelting’s spouse serves as trustee, (c) 274,949 shares of our Common Stock subject to stock options and (d) 5,889 shares of our Common Stock purchased pursuant to our Employee Stock Purchase Plan.

(13)	Includes 9,911 shares of our Common Stock subject to stock options.

(14)	Includes 3,108 shares of our Common Sock subject to stock options.

(15)	Includes 3,586 shares of our Common Stock subject to stock options.

(16)	Includes 1,915 shares of our Common Stock subject to stock options.

(17)	Includes 232,652 shares of our Common Stock subject to stock options.

(18)	Represents (a) 53,147 shares of our Common Stock subject to stock options and (b) 300 shares of our Common Stock purchased pursuant to our Employee Stock Purchase Plan.

(19)	Represents 17,200 shares of our Common Stock subject to stock options.

(20)	Represents 59,400 shares of our Common Stock subject to stock options.

(21)	Includes (a) 128,450 shares of our Common Stock held by a trust for which Mr. Dods serves as trustee, (b) 54,048 shares of our Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 63,652 shares of our Common Stock held by a revocable trust for which Mr. Meyer serves as trustee, (c) 137,451 shares of our Common Stock held by corporations controlled by Mr. Chung, (d) 6,189 shares of our Common Stock purchased under our Employee Stock Purchase Plan, (e) 126,317 shares of our Common Stock held by a revocable trust for which Mr. Stoelting serves as trustee (f) 20,000 shares of our Common Stock held by a revocable trust for which Mr. Stoelting’s spouse serves as trustee, and (h) 735,367 shares of our Common Stock subject to stock options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses our compensation policies and decisions for 2007 and the first part of 2008 prior to the date of this proxy statement for the five executive officers listed below in the Summary Compensation Table. Throughout this proxy statement, we refer to these five executive officers as our “named executive officers.”

Our Compensation Objectives

The objectives of the Compensation Committee in establishing compensation arrangements for executive officers are to:

•	attract and retain key executives who are important to our continued success through competitive compensation arrangements; and

•	provide strong financial incentives, at reasonable cost to the stockholders, for performance.

We believe we have designed and implemented a compensation program to achieve those objectives based on the following:

•	Each executive officer receives a base salary which we believe is competitive and fair, but also relatively modest in comparison to potential compensation that is variable based on our performance.

•	A significant portion of total compensation for our executive officers is contingent on performance. Such variable compensation includes both annual cash incentive bonuses dependent on our achieving specific company-wide financial performance objectives and long-term equity compensation in the form of stock options.

•	Consistent with our goal of designing a competitive compensation program for our executive officers, in 2008 the Compensation Committee approved revised compensation arrangements for our named executive officers based on a study of a performance peer group of companies. The revised compensation arrangements are weighted towards formula bonuses contingent on performance and stock options. See “Peer Group Benchmarking” below for more information.

•	The Compensation Committee also has the authority to grant discretionary cash bonuses if deemed appropriate based on individual and company performance.

•	Our 2005 Incentive Bonus Plan and Top Management Additional Bonus Plan, which were effective for 2007, and the proposed 2008 Bonus Plan, which would be effective for 2008 and future years if approved by our stockholders at the Annual Meeting, all provide for annual bonus payouts based on the achievement of objective financial criteria, with minimum financial growth targets that must be met as a condition to payouts under these plans.

•	Our 2005 Stock Incentive Plan prohibits discounted stock options and re-pricing of stock options and does not authorize the grant of reload options. Stock option grants to our executive officers have historically vested 20% per year over the first five years of the term of the option, which supports our objective of retention.

•	Total compensation is higher for individuals with greater responsibility and a greater ability to influence company-wide performance. In addition, a greater proportion of the compensation of our executive officers is based on variable cash bonuses and equity compensation.

•	Our compensation program is clear and straightforward. Nearly all of the current compensation to our executive officers is based on only three components, base salary, annual incentive cash bonuses, and stock option grants. We do not currently provide our executive officers with any supplemental executive retirement plan (SERP) or similar benefits, and our executive officers receive a very modest level of perquisites or other benefits that are not available to all of our employees. “All Other Compensation” reported in the Summary Compensation Table constituted approximately 5% of “Total Compensation” for our named executive officers in 2007.

Our Compensation Process

Compensation for our executive officers and other key employees is evaluated and determined by the Compensation Committee of our Board of Directors. Our Compensation Committee consists of two independent directors under the applicable standards of the NASDAQ Stock Market. John J. Vosicky is the Chairman of our Compensation Committee and the other member of the Compensation Committee is Thomas M. Collinger. Robert E. Dods also was a member of the Compensation Committee through March 2008. Additional information regarding our Compensation Committee is disclosed above under “Directors Meetings and Committees — Compensation Committee” above.

Many key compensation decisions are made during the first quarter of the year as the Compensation Committee meets to review performance for the prior year under our incentive bonus plans, determine awards under our 2005 Stock Incentive Plan and set compensation targets and objectives for the coming year. However, our Compensation Committee also views compensation as an ongoing process, and meets regularly throughout the year for purposes of planning and evaluation. The Compensation Committee held four meetings during 2007 as well as a meeting in February 2008 to review performance for 2007. At each meeting, the Compensation Committee held an executive session (without management present). The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Committee as well as materials specifically requested by members of the Committee.

Our management assists the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing business performance targets and objectives, recommending salary levels and option grants, and providing financial data on company performance, calculations and reports on achievement of performance objectives, and other information requested by the Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our executive officers and other key employees. Members of management who were present during Compensation Committee meetings in 2007 and 2008 included the Chief Executive Officer, the Chief Financial Officer and the President. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer and the President without the Chief Executive Officer, the President or any other member of management present.

The Compensation Committee’s charter authorizes the Committee to engage any compensation consultants and other advisers as the Committee may deem appropriate, and requires that we provide the Committee with adequate funding to engage any such advisers. The Compensation Committee engaged Capital H Group, an independent compensation consultant, to assist in conducting comprehensive reviews of our compensation programs and plans for our named executive officers in both 2004 and 2007. We determined that Capital H Group was independent because it had never done any work for RC2 prior to its 2004 review and had no prior relationship with our management.

Following Capital H Group’s 2004 review, the Board of Directors and the Compensation Committee approved compensation arrangements for our named executive officers which took effect in 2005. These compensation arrangements were reflected in employment agreements with our named executive officers that expired on March 31, 2008. These compensation arrangements were in effect for 2007 and are reflected in the compensation disclosed in the Summary Compensation Table below.

Capital H Group’s 2007 review focused on an analysis of the compensation paid to the top five executive officers of a peer group of 27 companies selected based on similar performance characteristics, including revenues and market capitalization, as compared to RC2. We refer to these companies as the “performance peer group” in this proxy statement, and list the companies in the performance peer group in “Peer Group Benchmarking” below. The Board of Directors and the Compensation Committee discussed the results and recommendations of this review at meetings held in July 2007 and February 2008 and subsequently formally approved matters relating to the compensation programs and plans for our named executive officers. The results of this review are reflected in the new employment agreements with our named executive officers which took effect on April 1, 2008.

Peer Group Benchmarking

In setting compensation arrangements for our named executive officers in 2005, the Compensation Committee reviewed two peer group surveys prepared by Capital H Group. One peer group consisted of the 11 publicly traded producers and distributors of toys, collectibles and infant products included in the performance graph in our April 2, 2004 proxy statement. The other peer group consisted of 15 companies selected by Capital H Group based on market capitalization and financial performance comparable to RC2. The Compensation Committee and the Board of Directors considered these peer group surveys together with other information in determining compensation arrangements with our named executive officers in 2005. Those compensation arrangements remained in effect through April 1, 2008.

In 2007, Capital H Group surveyed the executive compensation of 27 companies in a performance peer group. These companies have characteristics similar to RC2 such as revenues and market capitalization, which the Compensation Committee believes make them comparable to RC2 for purposes of executive compensation benchmarking. The Compensation Committee decided not to include a survey of the companies included in the performance graph in RC2’s 2006 annual report because the number of companies had been reduced to eight. The 27 companies in the performance peer group are listed below:

• Amcol International Corp	• Jackson Hewitt Tax Service
• Amsurg Corp.	• Jakks Pacific Inc.
• Avatar Holdings Inc.	• Korn/Ferry International
• Cascade Corp.	• Kronos Inc.
• Cash America International Inc.	• K-V Pharmaceutical Company
• Cognex Corp.	• McGrath Rentcorp.
• Comstock Resources Inc.	• MKS Instruments Inc.
• Comtech Telecommunications	• Navigant Consulting Inc.
• Digital Insight Corporation	• Orthofix International NV
• Digitas Inc.	• Penn Virginia Corp.
• DSP Group Inc.	• Petroleum Development Corp.
• Energy Partners Ltd.	• Premiere Global Services Inc.
• FTI Consulting Inc.	• Progress Software Corp.
• Genesee & Wyoming Inc.

In setting compensation levels based on the benchmarking, RC2 continued its past practice of setting the same compensation levels for its Chief Executive Officer and its President, which were based on the average of the compensation levels for the Chief Executive Officer and the President/Chief Operating Officer of the companies in the performance peer group. Similarly, RC2 also set the same compensation levels for the Managing Director of RC2 (H.K.) Limited and RC2’s Chief Operating Officer based on the average of the compensation levels for the third and fourth highest paid executive officers of the companies in the performance peer group. The compensation level for RC2’s Chief Financial Officer was based on the compensation levels for the Chief Financial Officer of the companies in the performance peer group. New compensation levels for 2008 were set based on the performance peer group as follows:

Compensation Element	Target vs. Peer Group(1)

Base salary	Median
Total cash compensation(2)	75th percentile
Equity based compensation	75th percentile

(1)	Benchmark comparisons may vary due to differences in compensation structures, timing and availability of data.

(2)	Total cash compensation consists of base salary and target annual bonus levels. As base salary is targeted at the median, the target annual bonus level is targeted at greater than the 75th percentile.

With the target base salaries set based on the median, while target total cash compensation (salary and target annual bonus) and equity compensation were set at the 75th percentile, the new 2008 compensation levels for our named executive officers are weighted towards formula bonuses contingent on performance and equity compensation.

Components of Executive Compensation

Base Salary.  Base salary is a key component of executive compensation. In determining base salaries, the Compensation Committee considers the executive officer’s qualifications and experience, the executive officer’s responsibilities, the executive officer’s past performance, the executive officer’s goals and objectives, and salary levels for comparable positions at peer group companies and other similarly sized companies.

The base salaries for 2007 were set by the employment agreements we entered into with Mr. Stoelting, Mr. Henseler, Ms. Taylor and Ms. Lo in April 2005. All of these employment agreements expired on March 31, 2008, and were replaced by new employment agreements on April 1, 2008. The old employment agreements for Mr. Stoelting, Mr. Henseler, Ms. Taylor and Ms. Lo provided base salaries which were approved by the Compensation Committee as part of its comprehensive review of our compensation programs and plans for those executive officers in 2004 and 2005. In general, the base salaries were set at or below the median of the peer group surveys prepared by the independent compensation consultant, Capital H Group. The base salaries of Mr. Stoelting, Mr. Henseler, Ms. Taylor and Ms. Lo during 2007 were not changed from the time they were established in April 2005 through April 1, 2008. Mr. Kilrea’s base salary was increased to $210,000 per year in April 2006 and to $220,000 per year in April 2007. Mr. Kilrea’s old employment agreement expired on March 31, 2008, and was replaced with a new employment agreement on April 1, 2008.

As noted above, in connection with new employment agreements which we entered into with each of our named executive officers on April 1, 2008, the Compensation Committee reviewed the base salaries of the named executive officers, with the assistance of Capital H Group. As a result of this review, the Compensation Committee recommended to our Board of Directors and our Board of Directors approved the new employment agreements with each of our named executive officers.

In determining the new base salaries for our named executive officers, our Compensation Committee reviewed and considered a report prepared by Capital H Group which identified the range of base salaries paid by the peer performance group of 27 companies. See “Peer Group Benchmarking” above for more information. The initial base salaries of Mr. Stoelting and Mr. Henseler were set at approximately the average of the median base salaries in the performance peer group for the Chief Executive Officer and the President/Chief Operating Officer. The initial base salary for Ms. Taylor was set at approximately the median base salary paid by the peer group companies to the Chief Financial Officer. The initial base salaries of Ms. Lo and Mr. Kilrea were set at approximately the average of the median base salaries paid by the performance peer group companies to its third and fourth highest paid executive officers.

The table below sets forth the previous base salary levels for our named executive officers and the new base salary levels of our named executive officers under the new employment agreements effective April 1, 2008. Except for Mr. Kilrea, these previous base salary levels had not been changed since they were set in April 2005.

Name	Old Base Salary	New Base Salary	% Change

Curtis W. Stoelting	$425,000	$450,000	5.9%
Peter J. Henseler	$425,000	$450,000	5.9%
Jody L. Taylor	$230,000	$315,000	37.0%
Helena Lo	$230,000	$300,000	30.4%
Gregory J. Kilrea	$220,000	$300,000	36.4%

Additionally, under the terms of the new employment agreements we are required to review each named executive officer’s base salary annually and increase the base salary on each April 1 by at least the greater of 4% or the most recently published increase in the Consumer Price Index.

Annual Incentive Bonuses.  For 2007, our executive officers and other full-time employees were eligible to receive annual incentive cash bonuses under our 2005 Incentive Bonus Plan. Our named executive officers also participated in our Top Management Additional Bonus Plan. Our stockholders approved both of these bonus plans at the 2005 Annual Meeting of Stockholders.

Participants under our 2005 Incentive Bonus Plan included management and salaried team members as determined by our Chief Executive Officer and President. Under the 2005 Incentive Bonus Plan, each participant was assigned a bonus unit value which determined the total bonus that the participant was eligible to receive. The bonus unit value was calculated based on our pre-bonus earnings before interest, taxes, depreciation and amortization adjusted for acquisitions, for non-recurring items and to exclude compensation expense for equity awards (“Pre-Bonus EBITDA”) minus our cost of invested capital, which we refer to in this proxy statement as “Capital Adjusted EBITDA.” The bonus pool that was available for annual payment under the Incentive Bonus Plan was equal to up to 15.6% of the final Capital Adjusted EBITDA for the year. Each named executive officer had a bonus target amount equal to his or her base salary.

To allocate the potential bonus pool, the Compensation Committee set bonus target amounts for our executive officers and aggregate bonus target amounts for various employee groups and teams which were allocated to individuals by our Chief Executive Officer and President. The final bonus unit value was paid if we achieved three financially based bonus components that were based on meeting or exceeding minimum growth targets (set at 5%) over the prior year in the following three categories: (1) net sales dollars; (2) trading margin dollars; and (3) operating income dollars. Under the 2005 Incentive Bonus Plan, both the results and the minimum growth targets could be adjusted for acquisitions as well as dispositions or other non-recurring items. One-third of the final bonus unit value was paid if the net sales minimum growth target was achieved, one-third of the final bonus unit value was paid if the trading margin minimum growth target was achieved (trading margin is the amount of our net sales minus the amount paid by RC2 to our suppliers for the products sold) and one-third of the final bonus unit value was paid if the operating income minimum growth target was achieved. Bonuses were required to be paid by March 15 of the following year and participants were required to be employed with RC2 or one of its subsidiaries as of the payment date in order to be entitled to receive earned bonus payments. Each named executive officer had a target bonus amount for 2007 under the 2005 Incentive Bonus Plan equal to his or her base salary in effect.

For 2007, based on 15.6% of our Capital Adjusted EBITDA of $36,033,000, a total bonus pool of $5,628,000 was available to be allocated under our 2005 Incentive Bonus Plan. We did not complete the allocation of this bonus pool as no bonuses were payable because we did not achieve the targets in the net sales, trading margin and operating income categories described below. Capital Adjusted EBITDA for 2007 was an amount equal to our earnings before interest, taxes, depreciation and amortization, excluding $4.7 million in compensation expense for equity awards and $28.3 million related to recall-related costs, minus the Company’s cost of invested capital for 2007.

The following table sets forth the target and results in each of the categories in 2007.

	2007
	Minimum Growth	2007
	Target	Results
	(In thousands)

Net Sales	$505,452	$493,760
Trading Margin	$283,158	$271,485
Operating Income	$91,082	$61,499

The 2007 minimum growth targets were based on 5% growth from 2006 results after giving effect to certain adjustments to the 2006 results, including for the net sales and trading margin targets adjustments to exclude previously announced discontinued product lines and for the operating income target adjustments to exclude the impairment charge taken in 2006 for discontinued automotive collectible product lines.

For 2007 we did not achieve any of the three minimum growth targets. Accordingly, no bonuses were paid for 2007 under the 2005 Incentive Bonus Plan.

For 2007, our executive officers also participated in a Top Management Additional Bonus Plan. The Top Management Additional Bonus Plan entitled participants to earn a percentage (which varies by participant and was dependent upon the applicable participant’s position and responsibility) of an additional bonus pool amount. The additional bonus pool amount was calculated at the end of the fiscal year and was based upon a specified amount of the excess of our Capital Adjusted EBITDA results over targeted Capital Adjusted EBITDA (set based on 5% growth from the prior year’s Capital Adjusted EBITDA). The additional bonus pool amounts were capped annually at an amount equal to each participant’s bonus under the 2005 Incentive Bonus Plan and in no case could a participant’s total annual bonus amount exceed three times the participant’s bonus target amount under the 2005 Incentive Bonus Plan.

For 2007, under the Top Management Additional Bonus Plan, the targeted Capital Adjusted EBITDA was $68,024,000 reflecting 5% growth from 2006 Capital Adjusted EBITDA. Since the Capital Adjusted EBITDA for 2007 was $36,033,000, no bonuses were paid under the Top Management Additional Bonus Plan.

At the Annual Meeting, we are proposing a new 2008 Bonus Plan for approval by our stockholders to replace the 2005 Incentive Bonus Plan and the Top Management Additional Bonus Plan described above. The 2008 Bonus Plan will give the Compensation Committee the authority to select among a number of measurable performance goals for the payment of annual cash incentive bonuses. See “Approval of 2008 Bonus Plan” below for additional information.

The Compensation Committee has selected performance goals and target bonus amounts for 2008 under the 2008 Bonus Plan contingent on stockholder approval of the 2008 Bonus Plan at the annual meeting. For 2008, the performance goal is based on Pre-Bonus EBITDA, with a targeted amount set equal to the average of Pre-Bonus EBITDA for 2006 and pre-bonus EBITDA for 2007 multiplied by 105%. At least 80% of the Pre-Bonus EBITDA target must be met for any bonus payments to be made for 2008.

The amount of the total bonus payments will equal between 5% and 30% of Capital Adjusted EBITDA for the year. If 80% of the Pre-Bonus EBITDA target is achieved, the total payout amount will be 5% of Capital Adjusted EBITDA. If 100% of the Pre-Bonus EBITDA target is met, the total payout will be 20% of Capital Adjusted EBITDA. If 120% of the Pre-Bonus EBITDA target is met, the total payout amount will be 30% of Capital Adjusted EBITDA.

The named executive officers have been allocated 37% of the total payout amount for 2008. The remainder of the total payout amount will be allocated to other key employees. This allocation has been set to result in payouts to Mr. Stoelting and Mr. Henseler equal to 2.25 times their base salaries at 100% of the target Pre-Bonus EBITDA, to Ms. Taylor equal to 1.70 times her base salary, and to Ms. Lo and Mr. Kilrea equal to 1.75 times their base salaries. These target bonus levels provide for targeted total cash compensation (base salary and target annual bonus) at the 75th percentile of the performance peer group. See “Peer Group Benchmarking” above. The table below sets forth the targeted bonus amounts for the named executive officers at 100% of target Pre-Bonus EBITDA for 2008:

Name	2008 Target Bonus

Curtis W. Stoelting	$1,013,000
Peter J. Henseler	$1,013,000
Jody L. Taylor	$536,000
Helena Lo	$525,000
Gregory J. Kilrea	$525,000

Discretionary Bonus.  While we have principally relied on our formula-based bonus plans, our named executive officers are eligible to receive discretionary cash bonuses awarded by our Compensation Committee. These discretionary bonuses allow us to recognize extraordinary individual performance by our executive officers and to have the flexibility to maintain competitive compensation when needed. No discretionary bonuses were awarded to our named executive officers for 2007. We did pay bonuses of approximately $1.4 million in the aggregate to employees other than our named executive officers for 2007.

Equity Based Compensation.  We believe that equity compensation is an effective means of aligning the long-term interests of our employees, including our executive officers, with our stockholders. Our 2005 Stock Incentive Plan authorizes the Compensation Committee to issue both stock options and restricted stock. To date, grants to our executive officers under the 2005 Stock Incentive Plan have consisted solely of stock options. Our stockholders approved the 2005 Stock Incentive Plan at the 2005 Annual Meeting of Stockholders. We are proposing at the Annual Meeting a proposal to amend the 2005 Stock Incentive Plan to increase the number of shares of our Common Stock available for issuance under the plan and the maximum annual awards available to a single participant under the plan. See “Approval of Amendment to 2005 Stock Incentive Plan.”

In determining the total size of the option grants, the Compensation Committee considers various factors such as the outstanding number of options, the amount of additional options available under the 2005 Stock Incentive Plan and the percent of the outstanding shares of our common stock represented by outstanding options. In determining the size of the option grant to each proposed recipient, the Compensation Committee considers the level of responsibility of the proposed recipient, the recipient’s performance and the existing option holdings of the proposed recipient, including the expiration, exercise and vesting of such options.

With respect to 2007, all of our named executive officers had employment agreements that provided minimum annual option grant levels as well as the opportunity to earn additional option grants based on our financial performance. Pursuant to the employment agreements entered into effective April 4, 2005, with each of Messrs. Stoelting and Henseler, each executive officer received a minimum annual grant of stock options to purchase 50,000 shares of our common stock plus an additional 2,500 shares for every full percentage point that the our three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. Pursuant to the employment agreements entered into effective April 4, 2005, with each of Ms. Taylor and Ms. Lo, each executive officer received a minimum annual grant of stock options to purchase 20,000 shares of our common stock plus an additional 1,000 shares for every full percentage point that our three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. Pursuant to the employment agreement entered into effective July 31, 2006, with Mr. Kilrea, he received a minimum annual grant of stock options to purchase 15,000 shares of our common stock plus an additional 1,000 shares for every full percentage point that our three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%.

All option grants to executive officers have incorporated the following terms:

•	the term of the option does not exceed ten years;

•	the grant price is not less than the market price of our common stock on the date of grant;

•	re-pricing of options is prohibited unless approved by our stockholders; and

•	options vest 20% per year over the first five years of the term of the option.

All of our named executive officers received stock option grants on February 21, 2007, pursuant to the terms of their employment agreements. Pursuant to those agreements, Mr. Stoelting received options to purchase 50,000 shares, Mr. Henseler received options to purchase 50,000 shares, Ms. Taylor received options to purchase 20,000 shares and Ms. Lo received options to purchase 20,000 shares. Mr. Kilrea’s employment agreement in effect on February 21, 2007 provided for a minimum option grant of 15,000 shares. The Compensation Committee, pursuant to its discretionary authority awarded Mr. Kilrea options to purchase 20,000 shares on February 21, 2007. All of these options granted to our named executive officers have an exercise price of $39.09, a ten-year term and vest 20% per year on the anniversary of the date of grant over the first five years of the term of the option. These options are non-qualified stock options under the Internal Revenue Code with an exercise price equal to the closing price of our common stock on the date of grant. As a result, these stock options will only have value to the named executive officers if our stock price increases after the date of grant. The options had a grant date fair value per option of $21.966 as determined pursuant to SFAS No. 123R.

On March 4, 2008, we made grants of stock options of 143,000 shares to Mr. Stoelting, 143,000 shares to Mr. Henseler, 68,000 shares to Ms. Taylor, 50,000 shares to Ms. Lo and 50,000 shares to Mr. Kilrea. For Mr. Stoelting and Mr. Henseler, 43,000 of their options are contingent on stockholder approval at the Annual Meeting of the proposed amendment of the 2005 Stock Incentive Plan which would increase the maximum annual awards available to a participant under the plan from 100,000 shares to 250,000 shares. All of these options granted to our named executive officers have an exercise price of $20.23, a ten-year term and vest 20% per year on the anniversary of the date of grant over the first five years of the term of the option. These options are non-qualified stock options under the Internal Revenue Code with an exercise price equal to the closing price of our common stock on the date of grant. As a result, these stock options will only have value to the named executive officers if our stock price increases after the date of grant. The options had a grant date fair value per option of $9.47 as determined pursuant to SFAS No. 123R.

In connection with the review of our compensation programs and plans described above, with the assistance of Capital H Group, our Compensation Committee recommended to our Board of Directors and our Board of Directors approved new employment agreements with each of our named executive officers. These new employment agreements continue to provide for annual grants of stock options. However, the new employment agreements determine the number of options to be granted based upon receiving a minimum value of options determined in accordance with U.S. generally accepted accounting principles.

The new employment agreements require us to grant stock options to the named executive officer having the following respective values determined in accordance with U.S. generally accepted accounting principles:

Name	Minimum Value of Options

Curtis W. Stoelting	$2,000,000
Peter J. Henseler	$2,000,000
Jody L. Taylor	$950,000
Helena Lo	$700,000
Gregory J. Kilrea	$700,000

These minimum option value levels provide for targeted equity compensation at the 75th percentile of the performance peer group. See “Peer Group Benchmarking” above. These minimum option value levels will take effect in 2009.

In no event may the number of stock options granted under the new employment agreements in any year exceed the maximum amount authorized under the 2005 Stock Incentive Plan.

Perquisites and Other Compensation.  Our named executive officers participate in other benefit plans generally available to all employees on the same terms as similarly situated employees, including participation in medical, health, dental, disability, life insurance and 401(k) plans. In addition, each of Mr. Stoelting, Mr. Henseler, Ms. Taylor, Ms. Lo and Mr. Kilrea receives an auto allowance of $600 per month (increased to $750 per month effective April 1, 2008) in connection with the lease or ownership of an automobile and at least $2,000,000 of life insurance coverage and disability coverage up to 75% of base salary, provided that we are not required to pay premiums in excess of $20,000 in any year for such insurance coverage for any single named executive officer. Additionally, Mr. Stoelting made personal use of our airplane and Ms. Lo was provided a company-paid country club membership. These benefits are included in the Summary Compensation Table in the “All Other Compensation” column.

Change of Control and Severance Benefits

As noted above, we have entered into a new employment agreement effective April 1, 2008 with each of our named executive officers. These employment agreements set forth the terms and conditions for employment of the executive officers, and include severance benefits, change in control benefits, and noncompetition and confidentiality covenants restricting the executive’s activities both during and for a period of time after employment. These employment agreements are summarized in more detail below under “Employment Agreements” and “Post-Employment Compensation.”

These employment agreements with our named executive officers provide for continuation of salary, a payment based on prior bonus awards or target bonus amount and medical, dental and health coverage benefits for a period after termination of employment by us other than for cause (as defined in the employment agreements) or by the executive officer for good reason (as defined in the employment agreements), or if we fail to renew the employment agreement at the end of its term other than for cause. If such a termination of employment occurs after the occurrence of or in contemplation of a change of control, the executive officer will receive increased benefits. We believe that these severance benefits are important as a recruiting and retention device and represent reasonable consideration in exchange for the noncompetition, confidentiality and other restrictions applicable to the executive officers under the employment agreements. The terms of these arrangements and the amount of benefits available to the named executive officers are described below under “Post-Employment Compensation.”

These employment agreements with our named executive officers also provide for the automatic vesting of all stock options held by these executive officers upon the occurrence of a change of control (as well as upon death or disability). Under our 2005 Stock Incentive Plan, the Board of Directors or the Compensation Committee has the discretion to accelerate the vesting of other stock options held by other option recipients upon a change of control, but is not required to do so.

Tax and Accounting Considerations

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers. Through the end of 2007, we do not believe that any of the compensation paid to our executive officers exceeded the limit on deductibility in Section 162(m). Our 2008 Bonus Plan is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code. As a result, we believe that awards under the 2008 Bonus Plan will satisfy the requirements for “performance-based compensation” under Section 162(m) and, accordingly, do not count against the $1,000,000 limit and are deductible by us. Other compensation paid or imputed to individual executive officers covered by Section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause non-performance-based compensation to exceed the $1,000,000 limit, and would then not be deductible by us to the extent in excess of the $1,000,000 limit. Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, we began accounting for stock-based payments, including stock options and restricted stock under our 2005 Stock Incentive Plan, in accordance with the requirements of SFAS 123R. The Compensation Committee considers the impact of the expense to RC2 under SFAS 123R, among other factors, in making its decisions with respect to stock option grants.

Timing of Stock Option Grants

We have a consistently applied practice of making all option grants to employees (other than inducement grants to new employees) annually on the date of the quarterly meeting of the Board of Directors held in February or March of each year, after we announce earnings for the prior year. As described above, all five of our named executive officers, Mr. Stoelting, Mr. Henseler, Ms. Taylor, Ms. Lo and Mr. Kilrea, have employment agreements that provide for automatic annual option grants, which must be made on the earlier of (1) the quarterly meeting of the Board of Directors held in February of the applicable year or (2) February 28 of the applicable year. The grant date (other than for inducement grants to new employees) is always the date of approval of the grant by our Board of Directors or the Compensation Committee, as applicable, and the grant date for inducement grants to new employees is the first date of employment. The exercise price is the closing price of shares of our common stock on the NASDAQ Stock Market on the grant date. Under amendments to our Outside Director Compensation Plan effective January 1, 2007, our outside directors receive annual grants of restricted stock after the election of directors at the Annual Meeting of Stockholders. See “Director Compensation” for more information.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with our management and, based on such review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:
John J. Vosicky (Chairman)
Robert E. Dods(1)
Thomas M. Collinger

(1)	Mr. Dods was a member of the Compensation Committee through March 2008.

Summary Compensation Table

The following table provides information for 2007 and 2006 concerning the compensation paid by us to the person who served as our principal executive officer in 2007, the person who served as our principal financial officer in 2007 and our three other most highly compensated executive officers based on their total compensation in 2007. We refer to these five executive officers as our “named executive officers” in this proxy statement.

					Non-Equity
				Option	Incentive Plan	All Other
			Bonus	Awards	Compensation	Compensation
Name and Principal Position	Year	Salary	(Note 1)	(Note 2)	(Note 3)	(Note 4)	Total

Curtis W. Stoelting,	2007	$425,000	$—	$823,803	$—	$89,455	$1,338,258
Chief Executive Officer	2006	$425,000	$72,250	$688,458	$140,250	$52,020	$1,377,978
Peter J. Henseler,	2007	$425,000	$—	$823,803	$—	$35,634	$1,284,437
President	2006	$425,000	$72,250	$688,458	$140,250	$36,279	$1,362,237
Jody L. Taylor,	2007	$230,000	$—	$348,849	$—	$32,060	$610,909
Chief Financial Officer	2006	$230,000	$78,200	$294,631	$75,900	$28,647	$707,378
Helena Lo,	2007	$230,000	$—	$364,068	$—	$44,296	$638,364
Executive Vice President and Managing Director of RC2 (H.K.) Limited	2006	$230,000	$78,200	$309,780	$75,900	$42,122	$736,002
Gregory J. Kilrea,	2007	$217,308	$—	$211,515	$—	$30,414	$459,237
Chief Operating Officer	2006	$204,616	$71,400	$126,878	$69,300	$28,862	$501,056

Explanatory Notes for Summary Compensation Table:

(1)	Bonus payments were awarded in the discretion of the Compensation Committee in February 2007 based on 2006 performance.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and 2006, in accordance with FAS 123R, of stock option awards pursuant to our stock incentive plans and, thus, include amounts from awards granted prior to the applicable year that vested in the applicable year. Assumptions used in the calculation of this amount for fiscal years ending December 31, 2005, 2006, and 2007 are included in note 11 to our audited consolidated financial statements, included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008. Assumptions used in the calculation of this amount for the fiscal years ending December 31, 2003 and 2004 are included in footnote 3 to our audited financial statements, included in our Annual Report on Form 10-K filed with the SEC on March 4, 2005.

(3)	This column discloses the dollar value of all amounts earned by the named executive officers under our 2005 Incentive Bonus Plan for performance in 2006. No amounts were earned under our 2005 Incentive Bonus Plan for performance in 2007. No amounts were earned under our Top Management Additional Bonus Plan for 2007 and 2006. See “Compensation Discussion and Analysis.”

(4)	The table below shows the components of this column, which include our match for each individual’s 401(k) plan contributions, the cost of premiums paid by us for term life insurance and disability insurance under which the named executive officer is a beneficiary, perquisites consisting of an automobile allowance and in the case of Mr. Stoelting, personal plane usage and in the case of Ms. Lo, country club memberships. For the calculation of the incremental cost of the personal use of the company airplane, we calculate a per hour amount for variable costs such as fuel, landing and parking fees and expenses for the flight crew, and then multiply that per hour cost by the number of hours of personal use by Mr. Stoelting.

			Life and Disability		Total ‘‘All Other
Name	Year	401(k) Match(a)	Insurance	Perquisites	Compensation”

Curtis W. Stoelting	2007	$15,750	$14,505	$59,200	$89,455
	2006	$15,400	$6,540	$30,080	$52,020
Peter J. Henseler	2007	$15,750	$12,684	$7,200	$35,634
	2006	$15,400	$13,679	$7,200	$36,279
Jody L. Taylor	2007	$15,750	$6,479	$9,831	$32,060
	2006	$15,400	$7,247	$6,000	$28,647
Helena Lo	2007	$11,500	$17,186	$15,610	$44,296
	2006	$15,400	$16,130	$14,492	$42,122
Gregory J. Kilrea	2007	$15,750	$7,464	$7,200	$30,414
	2006	$15,400	$6,262	$7,200	$38,862

(a) For Ms. Lo, the amount is a company contribution to a statutory pension plan under Hong Kong law.

Grants of Plan-Based Awards

								All Other
								Option	Exercise
								Awards:	or Base
								Number of	Price of	Grant Date
		Estimated Future Payouts Under Non-Equity						Securities	Option	Fair Value of
	Grant	Incentive Plan Awards						Underlying	Awards	Option
Name	Date	Threshold		Target		Maximum		Options(4)	($/Sh)	Awards(5)

Curtis W. Stoelting	2/21/07	—		—		—		50,000	$39.09	$1,098,319
	—	$0	(1)	$425,000	(1)	$425,000	(1)	—	—	—
	—	$0	(2)	$333,110	(2)	$333,110	(2)	—	—	—
Peter J. Henseler	2/21/07	—		—		—		50,000	$39.09	$1,098,319
	—	$0	(1)	$425,000	(1)	$425,000	(1)	—	—	—
	—	$0	(2)	$333,110	(2)	$333,110	(2)	—	—	—
Jody L. Taylor	2/21/07	—		—		—		20,000	$39.09	$439,328
	—	$0	(1)	$230,000	(1)	$230,000	(1)	—	—	—
	—	$0	(2)	$135,710	(2)	$135,710	(2)	—	—	—
Helena Lo	2/21/07	—		—		—		20,000	$39.09	$439,328
	—	$0	(1)	$230,000	(1)	$230,000	(1)	—	—	—
	—	$0	(2)	$135,710	(2)	$135,710	(2)	—	—	—
Gregory J. Kilrea	2/21/07	—		—		—		20,000	$39.09	$439,328
	—	$0	(1)	$220,000	(1)	$220,000	(1)	—	—	—
	—	$0	(2)	$—	(2)(3)	$—	(2)(3)	—	—	—

(1)	These amounts show the range of payouts targeted for 2007 performance under our 2005 Incentive Bonus Plan as described in “Compensation Discussion and Analysis.” A maximum award is set for each participant in the Incentive Bonus Plan (and for purposes of the above table, the target award is also set at the maximum amount). The final bonus value is paid if we achieve three financially based bonus components that are based on meeting or exceeding company-wide performance growth (set at 5%) over the prior year in the following three categories: (1) net sales dollars; (2) trading margin dollars; and (3) operating income dollars. One-third of the final bonus unit value is paid if the net sales target is achieved, one-third of the final bonus unit value is paid if the trading margin target is achieved and one-third of the final bonus value is paid if the operating income target is achieved. If none of these targets are achieved, no bonuses are paid under the Incentive Bonus Plan, and as a result the threshold amounts are $0. In 2007, none of the minimum growth targets were met, and accordingly none of the target bonus amounts were earned for 2007 under the 2005 Incentive Bonus Plan.

(2)	These amounts relate to payouts targeted for 2007 performance under our Top Management Additional Bonus Plan as described in “Compensation Discussion and Analysis.” The Top Management Bonus Plan entitles participants to earn a percentage (which varies by participant and is dependent upon the applicable participant’s position and responsibility) of an additional bonus pool amount. The bonus amount for each executive officer is equal to the amount by which our Capital Adjusted EBITDA exceeds targeted Capital Adjusted EBITDA (set based on 5% growth from the prior year’s Capital Adjusted EBITDA). If Capital Adjusted EBITDA for the year does not exceed the target, no bonuses are paid under our Top Management Additional Bonus Plan, and as a result the threshold amounts are $0. The additional bonus amounts are capped annually at an amount equal to each participant’s bonus under the Incentive Bonus Plan and in no case, may a participant’s total annual bonus amount exceed three times the participant’s bonus target amount under the Incentive Bonus Plan. The amounts disclosed in the target column represent estimated payouts based upon the performance for fiscal 2005, which performance resulted in a payout of the disclosed amount in such column (there were no payouts under the Top Management Additional Bonus Plan for fiscal 2006). In 2007, Capital Adjusted EBITDA did not exceed the target, and accordingly no bonus amounts were earned for 2007 under the Top Management Additional Bonus Plan.

(3)	Target and maximum awards are not included for Mr. Kilrea since he did not participate in the Top Management Additional Bonus Plan prior to 2006.

(4)	Each of the common stock options vests pro rata over a five-year period on each of February 21, 2008, February 21, 2009, February 21, 2010, February 21, 2011 and February 21, 2012 and expires on February 21, 2017.

(5)	The value of the award is based upon the grant date fair value of the 2007 awards determined pursuant to FAS 123R. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule. See note 11 to our consolidated financial statements filed with the SEC on February 29, 2008 as part of our Annual Report on Form 10-K for the assumptions we relied on in determining the value of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding unexercised options held by our named executive officers at December 31, 2007.

	Option Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised		Option
	Options	Options	Option Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Curtis W. Stoelting	71,449	—	$1.5625	08/31/10	(1)
	75,000	—	$7.94	10/30/11	(2)
	28,000	7,000	$13.39	02/25/13	(3)
	24,000	16,000	$24.78	02/24/14	(4)
	21,000	31,500	$31.27	03/01/15	(5)
	10,000	40,000	$35.72	02/21/16	(6)
	—	50,000	$39.09	02/21/17	(7)
Peter J. Henseler	9,152	—	$10.94	03/24/09	(8)
	20,000	—	$5.00	10/21/09	(9)
	75,000	—	$7.94	10/30/11	(2)
	28,000	7,000	$13.39	02/25/13	(3)
	24,000	16,000	$24.78	02/24/14	(4)
	21,000	31,500	$31.27	03/01/15	(5)
	10,000	40,000	$35.72	02/21/16	(6)
	—	50,000	$39.09	02/21/17	(7)
Jody L. Taylor	9,347	3,200	$13.39	02/25/13	(3)
	12,000	8,000	$24.78	02/24/14	(4)
	8,400	12,600	$31.27	03/01/15	(5)
	4,000	16,000	$35.72	02/21/16	(6)
	—	20,000	$39.09	02/21/17	(7)
Helena Lo	12,000	3,000	$13.39	02/25/13	(3)
	14,850	9,900	$24.78	02/24/14	(4)
	8,400	12,600	$31.27	03/01/15	(5)
	4,000	16,000	$35.72	02/21/16	(6)
	—	20,000	$39.09	02/21/17	(7)
Gregory J. Kilrea	2,000	4,000	$29.02	04/26/14	(10)
	1,600	4,800	$31.27	03/01/15	(5)
	3,000	12,000	$35.72	02/21/16	(6)
	—	20,000	$39.09	02/21/17	(7)

(1)	The common stock option vested pro rata over a five-year period on each of August 31, 2001, August 31, 2002, August 31, 2003, August 31, 2004 and August 31, 2005.

(2)	The common stock option vested pro rata over a five-year period on each of October 30, 2002, October 30, 2003, October 30, 2004, October 30, 2005 and October 30, 2006.

(3)	The common stock option vested pro rata over a five-year period on each of February 25, 2004, February 25, 2005, February 25, 2006, February 25, 2007 and February 25, 2008.

(4)	The common stock option vests pro rata over a five-year period on each of February 24, 2005, February 24, 2006, February 24, 2007, February 24, 2008 and February 24, 2009.

(5)	The common stock option vests pro rata over a five-year period on each of March 1, 2006, March 1, 2007, March 1, 2008, March 1, 2009 and March 1, 2010.

(6)	The common stock option vests pro rata over a five-year period on each of February 21, 2007, February 21, 2008, February 21, 2009, February 21, 2010 and February 21, 2011.

(7)	The common stock option vests pro rata over a five-year period on each of February 21, 2008, February 21, 2009, February 21, 2010, February 21, 2011 and February 21, 2012.

(8)	The common stock option vested pro rata over a five-year period on each of March 24, 2000, March 24, 2001, March 24, 2002, March 24, 2003 and March 24, 2004.

(9)	The common stock option vested pro rata over a five-year period on each of October 21, 2000, October 21, 2001, October 21, 2002, October 21, 2003 and October 21, 2004.

(10)	The common stock option vests pro rata over a five-year period on each of April 26, 2005, April 26, 2006, April 26, 2007, April 26, 2008 and April 26, 2009.

Option Exercises

The following table provides information regarding the options exercised by our named executive officers during 2007.

	Option Awards
	Number of Shares
	Acquired on	Value Realized
Name	Exercise (#)	on Exercise(1)

Curtis W. Stoelting	21,000	$829,943
Peter J. Henseler	21,000	$454,344
Jody L. Taylor	13,000	$381,569
Helena Lo	—	—
Gregory J. Kilrea	—	—

(1)	Value realized equals the market price of our Common Stock at the time of exercise, minus the exercise price, multiplied by the number of shares acquired on exercise. Shares acquired by Curtis W. Stoelting, Peter J. Henseler and Jody L. Taylor upon exercise were sold pursuant to Rule 10b5-1 trading plans.

Employment Agreements

Agreements Effective in 2007.  Effective April 4, 2005, we entered into employment agreements with Curtis W. Stoelting, Peter J. Henseler, Jody L. Taylor and Helena Lo, and effective July 31, 2006, we entered into an employment agreement with Gregory J. Kilrea. Each of these employment agreements expired on March 31, 2008 and was replaced by a new employment agreement as of April 1, 2008. The terms of the employment agreements in effect during 2007 included the following:

•	Mr. Stoelting received an annual base salary of at least $425,000, Mr. Henseler received an annual base salary of at least $425,000, Ms. Taylor received an annual base salary of at least $230,000, Ms. Lo received an annual base salary of at least $230,000 and Mr. Kilrea received an annual base salary of at least $210,000;

•	each of these executive officers was entitled to participate in our bonus plans, stock incentive plan and employee stock purchase plan;

•	each of these executive officers received a minimum annual grant of stock options as summarized above under the section “Compensation Discussion and Analysis;”

•	each of these executive officers received an auto allowance and each was eligible to participate in any medical, health, dental, disability and life insurance policy that we maintain for the benefit of our other senior management;

•	each of these executive officers also received at our expense at least $2 million of life insurance coverage and disability insurance coverage up to 75% of the executive officer’s base salary, provided that we will not be required to pay premiums in excess of $20,000 in any year for this insurance coverage for any single executive officer;

•	each of these executive officers agreed not to compete with us during employment and for a period of two years following termination of employment (six months if employment is terminated by us after a change of control or if the employment agreement is not renewed by us after the expected completion date of the employment agreement) and agreed to maintain the confidentiality of our proprietary information and trade secrets during the term of employment and for five years thereafter; and

•	each employment agreement contained severance benefits, including after a change of control of RC2, which are summarized below under “Executive Compensation-Other Post-Employment Payments.”

Employment Agreements Effective April 1, 2008.  Effective April 1, 2008 we entered into new employment agreements with each of Curtis W. Stoelting, Peter J. Henseler, Jody L. Taylor, Helena Lo and Gregory J. Kilrea. Each of these employment agreements expire on March 31, 2011, unless earlier terminated in accordance with its terms. The new employment agreements have substantially the same general terms as were in effect under the old employment agreements (which are described above) except for changes which include the following:

•	Mr. Stoelting’s annual base salary increased to $450,000, Mr. Henseler’s annual base salary increased to $450,000, Ms. Taylor’s annual base salary increased to $315,000, Ms. Lo’s annual base salary increased to $300,000 and Mr. Kilrea’s annual base salary increased to $300,000, and we are required to review each named executive officer’s base salary annually and increase the base salary on each April 1 by at least the greater of 4% or the most recently published increase in the Consumer Price Index;

•	each named executive officer’s auto allowance was increased from $600 per month to $750 per month;

•	each of these executive officers is entitled to participate in our 2008 Incentive Bonus Plan which provides for a minimum target bonus based upon a multiple of the executive officer’s base salary, which is described above under the section “Compensation Discussion and Analysis;”

•	in the event of the termination of the executive officer’s employment due to the death or disability of the executive officer, the executive officer or his or her designated beneficiary has up to twelve months after termination to exercise any vested stock options previously granted to the executive officer;

•	in the event, after the occurrence of a change of control, the executive officer’s employment is terminated by the Company without cause (as defined in the employment agreements) or by the executive officer for good reason (as defined in the employment agreements) the executive officer is entitled to the greater of 200% of the average annual payments under our bonus plans over the preceding three years or 100% of his or her current year target bonus amount;

•	to the extent necessary to comply with Internal Revenue Code Section 409A, in the event the executive officer’s employment is terminated by RC2 without cause (as defined in the employment agreements) or by the executive officer for good reason (as defined in the employment agreements), RC2 will make a lump sum payment after the six month anniversary of the date of termination of employment equal to the severance benefits (other than certain fringe benefits) that would have otherwise been payable prior to such date plus interest thereon at the prime rate and thereafter continue payment of severance benefits until fully paid under the terms of the employment agreement, provided that, if such termination of employment relates to a change of control (as defined in the employment agreements), such severance benefits will be paid by RC2 in a lump sum into a rabbi trust for the benefit of the executive officer upon termination of employment and will not be released from the rabbi trust until after the six month anniversary of the date of termination of employment;

•	in the event the executive officer’s employment is terminated by the executive officer without good reason (as defined in the employment agreements), we are obligated to pay the executive officer his or her actual current year bonus earned, as determined at year end and prorated by the number of months employed in the year of termination;

•	the executive officer has up to twelve months after termination other than by the Company for cause to exercise any vested stock options previously granted to the executive officer;

•	all outstanding options vest upon death or disability as well as upon a change of control of RC2; and

•	each of the executive officers is entitled to the grant of stock options having a minimum value determined in accordance with U.S. generally accepted accounting principles as summarized above under the section “Compensation Discussion and Analysis.”

Post-Employment Compensation

Pension Benefits

We do not currently provide any pension benefits to any of our executive officers. Our U.S.-based executive officers are eligible to participate in our 401(k) plan on the same terms as our other U.S.-based employees. In any plan year, we will contribute to each participant a matching contribution equal to 100% on the first 4% of an employee’s annual wages and 50% on the next 6% of an employee’s annual wages. All of our executive officers participated in our 401(k) plan during 2007 and received matching contributions, other than Ms. Lo for whom we made contributions to a statutory pension plan under Hong Kong law.

Nonqualified Deferred Compensation

We do not currently provide any nonqualified deferred compensation or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with each of Curtis W. Stoelting, Peter J. Henseler, Jody L. Taylor, Helena Lo and Gregory J. Kilrea that provide for severance benefits, including increased benefits following a change of control (as defined in the employment agreements).

Employment Agreements in Effect in 2007.  The employment agreements in effect in 2007 with Mr. Stoelting, Mr. Henseler, Ms. Taylor, Ms. Lo and Mr. Kilrea provide that if the executive officer’s employment is terminated by us without cause (as defined the employment agreements) or by the executive for good reason (as defined the employment agreements), including a failure by us to renew the employment agreement after the expected completion date of the employment agreement other than for cause, the executive officer will be entitled to continuation of the executive officer’s then effective base salary for two years following the date of termination of employment, a payment equal to 100% of the average annual bonus payments to the executive officer over the preceding three years and continuation of medical, dental and health coverage for a period of three years after termination of employment. However, if the termination of employment occurs at any time after or in anticipation of a change of control of RC2, the executive officer will be entitled to a lump sum payment of three years of base salary, a payment equal to 200% of the average annual bonus payments to the executive officer over the preceding three years and continuation of medical, dental and health coverage for a period of three years after termination of employment. The employment agreements also provide that all outstanding options held by the executive officers will immediately vest upon a change of control of RC2.

The following table sets forth the compensation that Mr. Stoelting, Mr. Henseler, Ms. Taylor, Ms. Lo and Mr. Kilrea would have been eligible to receive if the applicable executive officer’s employment had been terminated as of December 31, 2007 under circumstances requiring payment of severance benefits as described above other than in connection with a change of control.

Potential Severance Under Employment Agreements

Name	Salary	Bonus	Benefits(1)	Total

Curtis W. Stoelting	$850,000	$309,370	$63,073	$1,222,443
Peter J. Henseler	$850,000	$309,370	$57,610	$1,216,980
Jody L. Taylor	$460,000	$165,604	$38,422	$664,026
Helena Lo	$460,000	$165,604	$59,433	$685,037
Gregory J. Kilrea	$440,000	$123,567	$41,770	$605,327

(1)	The benefits consist of expenses for the continuation of medical, dental, health, life and disability coverage for a three year period.

The following table sets forth the compensation that Mr. Stoelting, Mr. Henseler, Ms. Taylor, Ms. Lo and Mr. Kilrea would have been eligible to receive if the applicable executive officer’s employment had been terminated as of December 31, 2007 under circumstances requiring payment of severance benefits as described above in connection with a change of control.

Potential Severance Payments Under Employment Agreements
Following a Change of Control

Name	Salary	Bonus	Benefits(1)	Total

Curtis W. Stoelting	$1,275,000	$618,739	$63,073	$1,956,812
Peter J. Henseler	$1,275,000	$618,739	$57,010	$1,951,349
Jody L. Taylor	$690,000	$331,207	$38,422	$1,059,629
Helena Lo	$690,000	$331,207	$59,433	$1,080,640
Gregory J. Kilrea	$660,000	$247,133	$41,770	$948,903

(1)	The benefits consist of expenses for the continuation of medical, dental, health, life and disability coverage for a three year period.

As described above, the employment agreements with Mr. Stoelting, Mr. Henseler, Ms. Taylor, Ms. Lo and Mr. Kilrea also provide for immediate vesting of all outstanding options upon a change of control of RC2. The following table sets forth the unvested stock options of these executive officers as of December 31, 2007 that would become vested in the event of a change of control.

	Number of Shares	Unrealized Value of
Name	Underlying Unvested Options	Unvested Options(1)

Curtis W. Stoelting	144,500	$155,400
Peter J. Henseler	144,500	$155,400
Jody L. Taylor	59,800	$73,296
Helena Lo	61,500	$76,611
Gregory J. Kilrea	40,800	$—

(1)	Unrealized value equals the closing market value of our Common Stock as of December 31, 2007, minus the exercise price, multiplied by the number of unvested shares of our Common Stock as of such date. The closing market value of our Common Stock on December 31, 2007 was $28.07. Options that have an exercise price in excess of the closing market value of our Common Stock on December 31, 2007 are deemed to have no value.

Employment Agreements Effective as of April 1, 2008.  The new employment agreements with Mr. Stoelting, Mr. Henseler, Ms. Taylor, Ms. Lo and Mr. Kilrea that we entered into effective as of April 1, 2008 generally have the same terms as the previous employment agreements with these executive officers with respect to potential payments upon a change of control or termination of employment, except as follows:

•	in the event of the termination of the executive officer’s employment due to the death or disability of the executive officer, the executive officer or his or her designated beneficiary has up to twelve months after termination to exercise any vested stock options previously granted to the executive officer;

•	in the event, after the occurrence of a change of control, the executive officer’s employment is terminated by the Company without cause (as defined in the employment agreements) or by the executive officer for good reason (as defined in the employment agreements) the executive officer is entitled to the greater of 200% of the average annual payments under our bonus plans over the preceding three years or 100% of his or her current year target bonus amount;

•	to the extent necessary to comply with Internal Revenue Code Section 409A, in the event the executive officer’s employment is terminated by RC2 without cause (as defined in the employment agreements) or by the executive officer for good reason (as defined in the employment agreements), RC2 will make a lump sum payment after the six month anniversary of the date of termination of employment equal to the severance benefits (other than certain fringe benefits) that would have otherwise been payable prior to such date plus interest thereon at the prime rate and thereafter continue payment of severance benefits until fully paid under the terms of the employment agreement, provided that, if such termination of employment relates to a change of control (as defined in the employment agreements), such severance benefits will be paid by RC2 in a lump sum into a rabbi trust for the benefit of the executive officer upon termination of employment and will not be released from the rabbi trust until after the six month anniversary of the date of termination of employment;

•	in the event the executive officer’s employment is terminated by the executive officer without good reason (as defined in the employment agreements), we are obligated to pay the executive officer his or her actual current year bonus earned, as determined at year end and prorated by the number of months employed in the year of termination; additionally, the executive officer has up to twelve months after termination to exercise any vested stock options previously granted to the executive officer; and

•	all outstanding options vest upon death or disability as well as upon a change of control of RC2.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. Effective April 15, 2005, our Board of Directors approved an Outside Director Compensation Plan that provides compensation to directors who are not officers or employees of RC2 or its subsidiaries (“outside directors”). Directors who are not outside directors receive no additional compensation for services as members of the Board or any of its committees. All of our directors in 2007 were outside directors other than Curtis W. Stoelting and Peter J. Henseler.

As described in more detail below, after a review of our director compensation by Capital H Group, an independent consultant engaged by the Compensation Committee, our Board of Directors approved amendments to the Outside Director Compensation Plan that took effect as of January 1, 2007.

Director Summary Compensation Table

The following table provides information concerning the compensation for 2007 paid by us to each of our outside directors.

	Fees Earned or	Restricted Stock	Stock Option	All Other
	Paid in Cash	Awards	Awards	Compensation
Name	(Note 1)	(Note 2)	(Note 3)	(Note 4)	Total

Robert E. Dods	$35,000	$74,994	$4,890	$44,800	$159,684
Boyd L. Meyer	$35,000	$74,994	$4,890	—	$114,884
Peter K.K. Chung	$35,000	$74,994	$4,890	—	$114,884
John S. Bakalar	$43,000	$74,994	$4,890	—	$122,884
Thomas M. Collinger	$37,761	$74,994	$4,890	—	$117,645
Michael J. Merriman, Jr.	$35,000	$74,994	$4,890	—	$114,884
Paul E. Purcell	$35,000	$74,994	$4,890	—	$114,884
John J. Vosicky	$45,761	$74,994	$4,890	—	$125,645
Daniel M. Wright	$45,478	$74,994	$4,890	—	$125,362
Linda A. Huett	$27,913	$60,165	—	—	$88,078

Explanatory Notes for Director Summary Compensation Table:

(1)	Under our previous Outside Director Compensation Plan, an outside director may elect to have all or any portion of the director’s retainer fees paid in the form of stock options. The following table provides certain information regarding stock options issued to the outside directors in 2007 pursuant to elections by those outside directors to receive fees in the form of options. All such stock options were fully vested on the date of grant and have a ten year term.

	Amount of Retainer	Number of Shares
	Paid in Stock	Underlying Stock		Exercise Price	Grant Date
Name	Options	Options	Grant Date	Per Share	Fair Value *

John S. Bakalar	$7,500	282	January 5, 2007	$43.06	$26.01
Paul E. Purcell	$6,250	235	January 5, 2007	$43.06	$26.01

*	The value of the award is based upon the grant date fair value of the award determined pursuant to FAS 123R. See note 11 to our consolidated financial statements filed with the SEC on February 29, 2008 as part of our Annual Report on Form 10-K for the assumptions we relied on in determining the value of these awards.

(2)	Under our Outside Director Compensation Plan in effect in 2007, each outside director received an award of shares of restricted stock in 2007 with a value of $75,000 per year determined based upon the Black-Scholes valuation method, which were granted annually. This valuation is based on the amount recognized for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123R. See note 11 to our consolidated financial statements filed with the SEC on February 29, 2008 as part of our Annual Report on Form 10-K for the assumptions we relied on in determining the value of these awards. The following table provides certain information regarding the shares of restricted stock granted to each of the outside directors in 2007 pursuant to the stock incentive component of the Outside Director Compensation Plan. All such shares of restricted stock vest pro rata over a three year period on each anniversary date of the grant date.

	Number of Shares		Fair Market Value
Director	of Restricted Stock	Grant Date	Per Share

Robert E. Dods	1,760	May 4, 2007	$42.61
Boyd L. Meyer	1,760	May 4, 2007	$42.61
Peter K.K. Chung	1,760	May 4, 2007	$42.61
John S. Bakalar	1,760	May 4, 2007	$42.61
Thomas M. Collinger	1,760	May 4, 2007	$42.61
Michael J. Merriman, Jr.	1,760	May 4, 2007	$42.61
Paul E. Purcell	1,760	May 4, 2007	$42.61
John J. Vosicky	1,760	May 4, 2007	$42.61
Daniel M. Wright	1,760	May 4, 2007	$42.61
Linda A. Huett	1,412	May 4, 2007	$42.61

(3)	The following table identifies the aggregate number of shares of Common Stock subject to outstanding common stock options as of December 31, 2007 held by each of our outside directors:

Number of Shares of
Common Stock Subject to
Common Stock Options
Outstanding as of
Name of Outside Director	December 31, 2007

Robert E. Dods	1,915
Boyd L. Meyer	1,915
Peter K.K. Chung	1,915
John S. Bakalar	57,892
Thomas M. Collinger	3,586
Michael J. Merriman, Jr.	1,915
Paul E. Purcell	9,911
John J. Vosicky	15,862
Daniel M. Wright	3,108
Linda A. Huett	—

(4)	In the case of Mr. Dods, consists of personal usage of the company airplane. For the calculation of the incremental cost of the personal use of the company airplane, we calculate a per hour amount for variable costs such as fuel, landing and parking fees and expenses for the flight crew, and then multiply that per hour cost by the number of hours of personal use by Mr. Dods.

Outside Director Compensation Plan

In February 2007, our Board of Directors, based upon the recommendation of the Compensation Committee, approved amendments to our Outside Director Compensation Plan. These amendments to the Outside Director Compensation Plan were effective as of January 1, 2007.

In connection with the consideration of amendments to the Outside Director Compensation Plan, the Committee engaged Capital H Group, an independent compensation consultant, to review RC2’s director compensation. The Board of Directors and the Compensation Committee discussed the results and recommendations of this review at meetings held in February 2007. As part of its analysis, the independent compensation consultant reviewed a published survey of director compensation based on revenue size and broad industry categories and prepared a focused performance peer group survey including public companies (other than financial services companies) having market capitalization, revenue, net income, a three-year cumulative average revenue growth rate and a three-year average return on assets with a range comparable to RC2. The independent compensation consultant determined that, although RC2’s performance was within or above the median (40th to 60th percentile) of the performance peer group, both the cash and stock components of RC2’s director compensation were below the median of both surveys.

Following its review of the independent compensation consultant’s report, the Compensation Committee recommended and our Board of Directors approved the following amendments to the Outside Director Compensation Plan effective as of January 1, 2007:

•	increased the annual retainer fee from $25,000 to $35,000;

•	increased annual committee chair fees to $16,000 for the chairman of the Audit Committee, $8,000 for the chairman of the Compensation Committee and $8,000 for the chairman of the Nominating and Corporate Governance Committee (in each case, from $5,000);

•	provided that annual retainers and committee chair fees will be paid solely in cash, eliminating the ability of directors to elect payment in the form of stock options; and

•	increased the annual long-term incentive compensation fee from $20,000 to $75,000 and changed the form of payment from stock options to restricted stock, which restricted stock will be issued annually after the election of directors at the annual meeting of stockholders based on the closing price on that date of the meeting and with a three year vesting of 33 1/3% on each of the first, second and third anniversaries of the date of grant. The Compensation Committee is also considering a provision for accelerated vesting of the restricted stock granted to outside directors upon normal retirement after age 70 or retirement as a result of health reasons.

After giving effect to these amendments, the total compensation of our outside directors is within the median of the two surveys reviewed by the independent compensation consultant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of our equity securities on Form 4 or 5. The rules promulgated by the Securities and Exchange Commission under section 16(a) of the Securities Exchange Act of 1934 require those persons to furnish us with copies of all reports filed with the Securities and Exchange Commission pursuant to section 16(a). Based solely upon a review of such forms actually furnished to us, and written representations of certain of our directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the Securities and Exchange Commission on a timely basis all reports required to be filed under section 16(a) of the Securities Exchange Act of 1934, except Messrs. Chung, Meyer, Dods, Collinger, Bakalar, Purcell, Vosicky, Wright and Merriman each filed a Form 4 on July 11, 2007 reporting a grant of shares of restricted stock occurring on May 4, 2007 and Ms. Huett filed a Form 4 report on July 23, 2007 reporting a grant of shares of restricted stock occurring on May 4, 2007.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions

James Chung, brother of Peter K.K. Chung, one of our directors, owns 100% of one of our suppliers. For the year ended December 31, 2007, we purchased $11.0 million of product from this supplier. James Chung also has a 25% interest in one of our former suppliers. For the year ended December 31, 2007, we purchased $4.4 million of product from this former supplier. We believe that the terms for the purchase of products from these suppliers are no less favorable to us then could have been obtained from an unaffiliated party.

Patrick A. Meyer and Eric L. Meyer, each of whom is a son of Boyd L. Meyer, one of our directors, were employed as vice presidents of one of our subsidiaries throughout 2007. Patrick A. Meyer earned aggregate salary, bonus and auto allowance of $135,366 for his services during the year. Eric L. Meyer earned aggregate salary, bonus and auto allowance of $168,962 for his services during the year.

Review and Approval of Related Person Transactions

The charter for our Audit Committee provides that one of the responsibilities of our Audit Committee is to review and approve related party transactions in accordance with NASDAQ listing requirements. Based upon the Audit Committee’s review, we believe that all of our related person transactions described above were at arms length and contained terms that were no less favorable than what we could have obtained from an unaffiliated third party. We do not currently have a formal written set of policies and procedures for the review, approval or ratification of related person transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share information, as of December 31, 2007, for the Company’s equity compensation plans, including the 2005 Stock Incentive Plan, the Racing Champions Ertl Corporation Stock Incentive Plan, the RC2 Corporation Employee Stock Purchase Plan (the “ESPP”) and the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan. All of these plans have been approved by the Company’s stockholders, other than the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan, which was approved by Wheels Sports Group’s stockholders and assumed by the Company following its acquisition of Wheels Sports Group in 1998. The Wheels Sports Group, Inc. 1996 Omnibus Stock Plan and the Racing Champions Ertl Corporation Stock Incentive Plan are dormant, and no future issuances are allowed under these plans.

Number of
	Common Shares to	Number of
	be Issued Upon	Weighted-Average	Common Shares
	Exercise of	Exercise Price of	Available for Future
	Outstanding	Outstanding	Issuance Under
	Options, Warrants,	Options, Warrants,	Compensation
Plan Category	and Rights	and Rights	Plans(1)

Equity compensation plans approved by stockholders	1,491,390	$24.27	1,144,499
Equity compensation plans not approved by stockholders	—	—	—

Total	1,491,390	$24.27	1,144,499

(1)	Number of common shares available for future issuance under equity compensation plans includes 463,283 shares related to the ESPP and 681,216 shares related to the 2005 Stock Incentive Plan. At the Annual Meeting we are proposing an amendment to increase the number of share available for future awards under the 2005 Stock Incentive Plan.

APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN

Purpose and Effect of Proposal

Proposed Adoption.  Subject to stockholder approval, the Board of Directors has adopted and approved an amendment to the 2005 Stock Incentive Plan increasing the number of shares of our Common Stock available for issuance under awards granted under the 2005 Stock Incentive Plan from 1,200,000 shares to 2,200,000 shares and increasing the maximum annual awards available to a single participant under the plan from 100,000 shares to 250,000 shares.

Purpose of the 2005 Stock Incentive Plan.  We recognize the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to our organization by providing such persons with equity opportunities and performance-based incentives. Our Board of Directors believes that the 2005 Stock Incentive Plan is critically important to the furtherance of these objectives. Our Board of Directors also believes that, through the 2005 Stock Incentive Plan, we will be able to enhance the prospects for our business activities and objectives and more closely align the interests of those persons who provide services to us with those of our stockholders by offering such persons the opportunity to participate in our future through proprietary interests in RC2.

As of March 24, 2008, a total of 114,716 shares of our Common Stock remain available for future grants under the 2005 Stock Incentive Plan. If our stockholders approve the amendment to the 2005 Stock Incentive Plan at the Annual Meeting, the number of shares available for future grants under the 2005 Stock Incentive Plan will increase to 1,114,716. If the 2005 Stock Incentive Plan is not approved by stockholders, the 114,716 shares available as of March 24, 2008, will continue to be available for future grants under the 2005 Stock Incentive Plan.

The key features of the 2005 Stock Incentive Plan are summarized below:

•	The additional 1,000,000 shares requested under the amendment to the 2005 Stock Incentive Plan represent approximately 5.7% of the shares of Common Stock outstanding as of March 24, 2008.

•	Potential dilution (“overhang”) (see definition of overhang below) from outstanding grants and shares available for future grant under RC2’s stock incentive plans as of March 24, 2008 was approximately 11.1%. The additional 1,000,000 shares requested under the amendment to the 2005 Stock Incentive Plan would result in overhang of approximately 15.4% as of March 24, 2008.

•	RC2 believes that it has historically taken a relatively conservative approach to the amount of equity compensation it has granted as a whole. For the three years ended December 31, 2007, RC2’s gross burn rate was approximately 1.4% (see definition of gross burn rate below).

•	The 2005 Stock Incentive Plan has a fixed maximum number of authorized shares that cannot be increased without shareholder approval.

•	The 2005 Stock Incentive Plan has a maximum term of 10 years. No stock option can be issued under the 2005 Stock Incentive Plan with a term of more than 10 years.

•	The 2005 Stock Incentive Plan prohibits re-pricing of stock options and requires that all stock options have an exercise price that will be equal to or exceed the fair market value of a share of Common Stock on the date the option is granted.

•	The 2005 Stock Incentive Plan is administered by our Compensation Committee, which is comprised solely of independent, non-employee directors.

Overhang is defined as the sum of (i) the total number of shares underlying all awards granted and (ii) the total number of shares available for future award grants, divided by the sum of (iii) the total shares underlying all awards granted, (iv) the total number of shares available for future award grants and (v) the total number of common shares outstanding as of March 24, 2008. Gross burn rate is defined as the total shares underlying all awards granted during the period divided by the weighted average common shares outstanding for the period. Gross burn rate includes all awards and does not consider cancellation or forfeitures of awards.

The Board of Directors believes that the adoption of the amendment to the 2005 Stock Incentive Plan is in the best interests of RC2 and its stockholders and recommends a vote “FOR” the approval and adoption of the amendment to the 2005 Stock Incentive Plan.

Description of the 2005 Stock Incentive Plan

A brief description of the 2005 Stock Incentive Plan, as proposed to be amended, appears below. The following description is qualified in its entirety by reference to the text of the 2005 Stock Incentive Plan, as proposed to be amended, which is attached as Appendix A to this Proxy Statement.

Key Provisions.  Key provisions of the 2005 Stock Incentive Plan include the following:

•	Plan Termination Date: May 6, 2015.

•	Eligible Participants: Employees, officers, directors and consultants of RC2 or any subsidiary of RC2.

•	Shares Authorized: 2,200,000 shares of Common Stock, after giving effect to the proposed amendment.

•	Award Types:

•	Stock options (including both incentive stock options and nonstatutory stock options); and

•	Restricted stock.

•	Award Limits: After giving effect to the proposed amendment, awards available to any single participant will be limited 250,000 shares per year, plus an additional 50,000 shares in connection with a participant’s initial employment. These limits are intended to allow awards under the 2005 Stock Incentive Plan to constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1,000,000 the compensation we may deduct on our federal income tax return for any fiscal year for amounts paid to our Chief Executive Officer or any one of our three highest compensated executive officers (other than our Chief Executive Officer or our Chief Financial Officer). However, any compensation we pay that constitutes “performance-based compensation” under Section 162(m) does not count against the $1,000,000 limit and is deductible by us.

•	Vesting: Vesting is determined by the Compensation Committee at the time of grant. Awards may be granted without any vesting requirements or other restrictions.

•	Repricing Prohibited: We are prohibited from repricing any stock options without obtaining stockholder approval.

•	Exercise Price: All stock options must have an exercise price equal to or greater than the fair market value of a share of Common Stock on the date the option is granted.

Adjustments.  In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar event affecting the Common Stock, the Compensation Committee may, in its discretion, adjust the number and kind of shares granted under the 2005 Stock Incentive Plan, the number and kind of shares subject to awards and the exercise price of outstanding stock options. In the case of an acquisition of RC2, the Compensation Committee may decide to cancel the outstanding options in exchange for payment to the grantee for each share underlying an option equal to the spread between the price per share of Common Stock payable in the transaction minus the exercise price per share of the option.

Stock Options.  Options granted under the 2005 Stock Incentive Plan may be nonstatutory options or incentive stock options under the Internal Revenue Code. Grantees of stock options receive the right to purchase a specified number of shares of Common Stock at a specified exercise price and subject to the terms and conditions as are specified in the option grant. The exercise price of stock options granted under the 2005 Stock Incentive Plan may not be less than the fair market value of the Common Stock on the date of grant, and no stock option will be exercisable more than ten years after the date it is granted. The Compensation Committee will determine at the time of grant when each stock option becomes exercisable. Payment of the exercise price of a stock option may be in cash, withholding shares otherwise issuable with the consent of the Compensation Committee or such other method of payment permitted by the Compensation Committee. The options will expire at such time as the Compensation Committee determines.

Restricted Stock.  Restricted stock awards provide for the grant to recipients of shares of Common Stock. In connection with the grant of restricted stock, the Compensation Committee may establish vesting criteria based on continued employment, the attainment of specific performance goals or such other factors or criteria as the Compensation Committee may determine. A grantee may not transfer any shares of restricted stock until any applicable vesting criteria have been satisfied, and restricted stock will be subject to forfeiture to RC2 if a grantee’s employment or service relationship with RC2 or any of its subsidiaries terminates before the end of the restriction period. The Compensation Committee may also grant a restricted stock award without vesting or other restrictions or forfeiture provisions.

Transferability.  Except as otherwise authorized by the Compensation Committee, no stock option may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution.

Termination of Employment.  The Compensation Committee shall determine the period of time for which any awards under the 2005 Stock Incentive Plan will continue to be exercisable and the terms of exercise upon termination of a participant’s employment or service with RC2 or its subsidiaries.

Administration.  The 2005 Stock Incentive Plan is administered by our Board of Directors or a committee appointed by the Board. The Board has designated the Compensation Committee as the administrator of the 2005 Stock Incentive Plan, and accordingly this Proxy Statement refers to the Compensation Committee as the administrator of the 2005 Stock Incentive Plan. The Board may subsequently determine to administer the 2005 Stock Incentive Plan itself or appoint another committee to administer it. As the administrator, the Compensation Committee will select the participants who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2005 Stock Incentive Plan and establish, amend and rescind any rules relating to the 2005 Stock Incentive Plan.

Amendments.  The Board of Directors may terminate, amend or suspend the 2005 Stock Incentive Plan at any time, provided that no such action may be taken by the Board of Directors without the approval of our stockholders to the extent necessary to comply with applicable laws or the rules of any stock exchange on which the Common Stock is listed. No amendment, suspension or termination of the 2005 Stock Incentive Plan may impair the rights of any grantee with respect to any outstanding award without the agreement of that grantee.

Change of Control.  In the event of a change of control (as defined in the 2005 Stock Incentive Plan), the Compensation Committee has the right, in its sole and absolute discretion, to accelerate the vesting of all outstanding stock options and to cause all restrictions applicable to any restricted stock to lapse.

New Plan Benefits

Two of our named executive officers, Curtis W. Stoelting and Peter J. Henseler, each received a grant of stock options of 143,000 shares on March 4, 2008, of which 43,000 is contingent on stockholder approval at the Annual Meeting of the proposed amendment of the 2005 Stock Incentive Plan. See “Executive Compensation — Compensation Discussion and Analysis” for further information.

Vote Required for Approval

The approval and adoption of the amendment to the 2005 Stock Incentive Plan requires the affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval and adoption of the amendment to the 2005 Stock Incentive Plan.

APPROVAL OF 2008 BONUS PLAN

Purpose and Effect of Proposal

Proposed Adoption.  Subject to stockholder approval, the Board of Directors has adopted and approved the 2008 Bonus Plan. Employees of RC2 and its subsidiaries, including our named executive officers, are eligible to participate in the 2008 Bonus Plan.

Purpose of the 2008 Bonus Plan.  We recognize the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to RC2 by providing such persons with performance-based incentive compensation in a form which relates the financial reward to an increase in the value of RC2 to our stockholders. Our Board of Directors believes that the 2008 Bonus Plan is critically important to the furtherance of this objective.

Incentive bonuses to “Covered Employees” under the 2008 Bonus Plan are intended to constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1,000,000 the compensation we may deduct on our federal income tax return for any fiscal year for amounts paid to our Chief Executive Officer or any one of our three highest compensated executive officers (other than our Chief Executive Officer or our Chief Financial Officer). We refer to these executive officers as “Covered Employees.” Any compensation we pay to a Covered Employee that constitutes “performance-based compensation” under Section 162(m) does not count against the $1,000,000 limit and is deductible by us.

Description of the 2008 Bonus Plan

The following description of the 2008 Bonus Plan is qualified in its entirety by reference to the 2008 Bonus Plan, which is attached as Appendix B to this Proxy Statement.

Eligibility.  Employees of RC2 and its subsidiaries are eligible to participate in the 2008 Bonus Plan. All Covered Employees will participate in the 2008 Bonus Plan and the Compensation Committee may also select (or delegate to management the authority to select) other eligible employees to participate in the 2008 Bonus Plan (all such eligible employees who participate in the 2008 Bonus Plan are referred to as the “Participants”). We may also pay discretionary bonuses, or other types of compensation, to Participants outside of the 2008 Incentive Bonus Plan.

Administration.  The 2008 Bonus Plan will be administered by the Compensation Committee, which consists of at least two directors, each of whom is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee will be responsible for the general administration and interpretation of the 2008 Bonus Plan and for carrying out its provisions. The Compensation Committee has the authority to select persons to receive awards from among the eligible employees and set the terms and conditions of each award consistent with the terms of the 2008 Bonus Plan. The Compensation Committee may establish rules and policies for administration of the 2008 Bonus Plan and adopt one or more forms of agreement to evidence awards made under the 2008 Bonus Plan. The Compensation Committee interprets the 2008 Bonus Plan and any agreement used under the 2008 Bonus Plan, and all determinations of the Compensation Committee that are not inconsistent with the 2008 Bonus Plan will be final and binding on all persons.

Determination of Awards.  Under the 2008 Bonus Plan, Participants will be eligible to receive awards based upon the attainment and certification of certain performance goals established by the Compensation Committee over the applicable performance period. The performance goals that may be selected by the Compensation Committee include one or more of the following: basic or diluted earnings per share; net sales; net sales growth; return on equity; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and compensation expense for equity awards; operating income; gross profit; net income; return on assets; return on assets before interest and taxes; gross margins; net margins; trading margins; return on invested capital; cost of invested capital; cash flow from operations; cash flow per share; share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market share; comparisons with various stock market indices; and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Performance Goals may vary by Participant and award.

The Compensation Committee may provide that attainment of a performance goal shall be measured by adjusting the evaluation of performance to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effect of accounting changes.

The Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the 2008 Bonus Plan.

In addition, with respect to Participants who are not Covered Employees, the Compensation Committee has the discretion to increase the amount of any award that would otherwise be payable pursuant to the 2008 Bonus Plan and to pay an award in whole or in part prior to the time otherwise scheduled for the determination of the award.

Payment of Awards.  All awards will be paid in cash. Payment to each Participant will be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable performance period ends.

Maximum Award.  The maximum dollar value payable to any Participant in the 2008 Bonus Plan in any 12-month period with respect to performance awards is $2,500,000.

New Plan Benefits

Our executive officers (including the named executive officers) will be eligible to participate in the 2008 Bonus Plan. Grants have been made to our named executive officers for 2008 under the 2008 Bonus Plan contingent on the approval and adoption of the 2008 Bonus Plan at the Annual Meeting. See “Executive Compensation — Compensation Discussion and Analysis” for further information.

Vote Required for Approval

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for approval and adoption of the 2008 Bonus Plan.

Board of Directors Recommendation

The Board of Directors recommends a vote “FOR” the approval and adoption of the 2008 Bonus Plan.

AUDITORS

KPMG LLP served as our auditors for the year ended December 31, 2007. It is expected that a representative of KPMG LLP will be present at our Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-K

We are required to file an annual report, called a Form 10-K, with the Securities Exchange Commission. A copy of Form 10-K for the fiscal year ended December 31, 2007 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Jody L. Taylor, Chief Financial Officer and Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523.

STOCKHOLDER PROPOSALS

Proposals which stockholders intend to present at the 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at our principal offices no later than December 8, 2008 (120 days prior to the anniversary date of the mailing of this Proxy Statement) for inclusion in the proxy material for that meeting. Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Stockholder proposals that are not intended to be included in the proxy materials for such meeting, but that are to be presented by the stockholder from the floor are subject to advance notice provisions in our by-laws. According to our bylaws, in order to be properly brought before the meeting, a proposal not intended for inclusion in the our proxy materials must be received at our principal offices no later than February 7, 2009, which is 90 calendar days prior to the anniversary of this year’s meeting date, and the notice must set forth the following: (a) a representation that the person sending the notice is a stockholder of record and will remain such through the record date for the meeting, (b) the name and address, as they appear on our books, of such stockholder, (c) the number of shares of our Common Stock which are owned beneficially and of record by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice, (e) if the proposal relates to any business to be brought before the meeting other than election of directors, the text of the proposal (and the notice may also set forth any statement in support of the proposal that the stockholder wishes to bring to our attention) and shall specify any material interest of such stockholder in such business, and (f) if the proposal relates to the nomination of a candidate for election as director, the name(s) of the nominee(s), address(es) of each, a description of all arrangements or understandings between the stockholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such stockholder. If the notice does not comply with the requirements set forth in our by-laws, the chairman of the meeting may refuse to acknowledge the matter. If the chairman of the meeting decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2009 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

Our directors know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

BY ORDER OF THE BOARD OF DIRECTORS
RC2 CORPORATION

Jody L. Taylor, Secretary

Oak Brook, Illinois
April 7, 2008

APPENDIX A

RC2 CORPORATION

2005 STOCK INCENTIVE PLAN
(as amended and restated effective May 8, 2008)

Article 1.

Establishment and Purpose

1.1 Establishment.  RC2 Corporation, a Delaware corporation (the “Company”), hereby establishes a stock incentive plan for employees and others providing services to the Company, as described herein, which shall be known as the RC2 Corporation 2005 Stock Incentive Plan (the “Plan”). It is intended that certain of the options issued pursuant to the Plan to employees of the Company may constitute incentive stock options within the meaning of section 422 of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options. The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

1.2 Purpose.  The purpose of the Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and other key employees long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company’s success.

Article II.

Definitions

2.1 Definitions.  For purposes of this Plan, the following terms shall be defined as follows:

(a)	“Award” means any Restricted Stock, Incentive Stock Option or Nonstatutory Option awarded to a Grantee pursuant to this Plan.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Cause” means the definition of Cause in Grantee’s written employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by a Grantee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by a Grantee to substantially perform his duties to the reasonable satisfaction of the Board, (iii) serious misconduct by a Grantee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by a Grantee with respect to the Company, (v) material misrepresentation by a Grantee to a stockholder or director of the Company or (vi) acts of negligence by a Grantee in performance of the Grantee’s duties that are substantially injurious to the Company. The Board, by majority vote, shall make the determination of whether Cause exists.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	“Commission” means the Securities and Exchange Commission or any successor agency.

(f)	“Committee” means the Committee provided for by Article IV hereof, which may be created at the discretion of the Board.

(g)	“Company” means RC2 Corporation, a Delaware corporation.

(h)	“Consultant” means any person or entity, including an officer or director of the Company who provides services (other than as an Employee) to the Company and includes a Qualified Director, as defined below.

(i)	“Date of Exercise” means the date the Company receives notice, by a Grantee, of the exercise of an Option pursuant to section 8.9 of this Plan. Such notice shall indicate the number of shares of Stock the Grantee intends to purchase upon exercise of an Option.

(j)	“Employee” means any person, including an officer or director of the Company, who is employed by the Company or any subsidiary of the Company (as defined in section 424(f) of the Code).

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)	“Fair Market Value” means the fair market value of Stock upon which an Option is granted under this Plan, as determined by the Board. If the Stock is traded on an over-the-counter securities market or national securities exchange, “Fair Market Value” shall mean the closing sales price of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales where reported.

(m)	“Grantee” means an Employee or Consultant holding an Award under the Plan.

(n)	“Incentive Stock Option” means an Option granted under this Plan which is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code.

(o)	“IRS” means the Internal Revenue Service, or any successor agency.

(p)	“Nonstatutory Option” means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422 of the Code applicable to incentive stock options.

(q)	“Option” means the right, granted under Article VIII of this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be an Incentive Stock Option or a Nonstatutory Option.

(r)	“Parent Corporation” shall have the meaning set forth in section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(s)	“Restricted Stock” means an award of Stock granted under Article IX of this Plan.

(t)	“Qualified Director” means a director who is both (a) a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (b) an “Outside Director” as defined by section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

(u)	“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under section 16(b) of the Exchange Act, as amended from time to time.

(v)	“Significant Stockholder” means an individual who, within the meaning of section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in section 424(d) of the Code.

(w)	“Stock” means the Common Stock, par value $.01 per share, of the Company.

2.2 Gender and Number.  Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.

Article III.

Eligibility and Participation

3.1 Eligibility and Participation.  All Employees are eligible to participate in this Plan and receive Awards of Restricted Stock, Incentive Stock Options and/or Nonstatutory Options. All Consultants are eligible to participate in this Plan and receive Awards of Restricted Stock and/or Nonstatutory Options hereunder. Grantees shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success.

Article IV.

Administration

4.1 Administration.  The Board shall be responsible for administering the Plan.

The Board is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.

At the discretion of the Board, this Plan may be administered by a Committee which shall be a compensation committee of the Board, consisting solely of two or more Qualified Directors. The members of such Committee may be directors who are eligible to receive Awards under this Plan, but Awards may be granted to such members only by action of the full Board and not by action of the Committee. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under this Plan and, by resolution providing for the creation and issuance of any such Award, to select the Employees and Consultants to whom Awards may from time to time be granted, to determine what form of Awards are to be granted under this Plan, and to determine the terms and conditions of any Award granted under this Plan (including, but not limited to, the number of shares, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award), which terms and conditions shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Award, and shall be consistent with the provisions of the Plan.

The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds of the members of the Committee.

Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

The Board shall have all of the enumerated powers of the Committee but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

4.2 Special Provisions for Grants to Officers or Directors.  Rule 16b-3 provides that the grant of a stock option or restricted stock to a director or officer of a company subject to the Exchange Act will be exempt from the provisions of section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied. Unless otherwise specified by the Board, grants of Awards hereunder to individuals who are officers or directors of the Company for purposes of section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.

Article V.

Stock Subject to the Plan

5.1 Number.  The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 2,200,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance pursuant to Awards granted hereunder.

5.2 Unused Stock.  If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Awards under the Plan. If any shares of Stock are subject to any Award of Restricted Stock are forfeited, such shares of Stock shall (unless the Plan shall have terminated) become available for other Awards under the Plan.

5.3 Adjustment in Capitalization.  In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

ARTICLE VI.

Limitations

6.1 Incentive Stock Options.  In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporation and any subsidiary corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the “$100,000 Limitation.”) Nothing in this section shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established hereby where such excess amount is treated as a Nonstatutory Option.

6.2 Section 162(m) Limitations.  The following limitations shall apply to grants of Awards under this Plan:

(a) No individual Grantee shall be granted, in any fiscal year of the Company, Awards with respect to more than 250,000 shares of Stock in total.

(b) In connection with his or her initial service, a Grantee may be granted Awards with respect to up to an additional 50,000 shares of Stock which shall not count against the limit set forth in section 6.2(a) above.

(c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in section 5.3

(d) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XIII), the cancelled Award will be counted against the limits set forth in sections 6.2(a) and (b) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

ARTICLE VII.

Duration of the Plan

7.1 Duration of the Plan.  The Plan shall be in effect until May 6, 2015. Any Awards outstanding at the end of such period shall remain in effect in accordance with their terms.

ARTICLE VIII.

Terms of Stock Options

8.1 Grant of Options.  Subject to section 5.1 and Article VI, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that Consultants may receive only Nonstatutory Options and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to each Grantee. In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant. The Board shall also determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

8.2 No Tandem Options.  Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Grantee’s right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422 of the Code.

8.3 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified.  As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the “Option Agreement”) that includes the nontransferability provisions required by section 11.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Board at the time of grant of the Option.

All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

8.4 Option Price.  No Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant.

8.5 Term of Options.  Each Option shall expire at such time as the Board shall determine when it is granted, provided, however, that no Option shall be exerciseable later than the tenth anniversary date of its grant.

8.6 Exercise of Options.  Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Grantees.

8.7 Payment.  Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Such payment may be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Board; provided, however, that (i) the deposit of any withholding tax shall be made in accordance with applicable law and (ii) that such shares of Stock used to pay the exercise price have been held by the Participant for at least six months prior to the exercise date. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company’s transfer agent with regard to the disposition of the balance of the shares covered thereby.

8.8 Prohibition on Repricing.  Except for adjustments pursuant to section 5.3 and Article XIII, the per share Option price for any Option granted pursuant to this Plan may not be decreased after the date of grant nor may an outstanding Option be surrendered to the Company as consideration for the grant of a new Option with a lower Option price without the approval of the Company’s stockholders.

8.9 Written Notice.  A Grantee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the Options exercised, as provided in section 8.7 above, must accompany the written notice.

8.10 Issuance of Stock Certificate.  As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Grantee or to a nominee of the Grantee a certificate or certificates for the requisite number of shares of Stock.

8.11 Privileges of a Stockholder.  A Grantee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

8.12 Termination of Employment or Services.  Except as otherwise expressly specified by the Board, all Options granted under this Plan shall be subject to the following termination provisions.

(a) Death.  If a Grantee’s employment in the case of an Employee, or provision of services as a Consultant in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Grantee’s will or, if the Grantee shall fail to make a testamentary disposition of an Option or shall die intestate, the Grantee’s legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

(b) Termination Other Than for Cause or Due to Death.  In the event of a Grantee’s termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than for Cause or by reason of death, the Grantee may exercise such portion of his Option as was exercisable by him at the date of such termination (the “Termination Date”) at any time within three months of the Termination Date; provided, however, that where the Grantee is an Employee, and is terminated due to disability within the meaning of Code section 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the original term of the Option. Options not exercised within the applicable period specified above shall terminate.

In the case of an Employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Board shall approve with respect to the effect of approved leaves of absence upon termination of employment.

(c) Termination for Cause.  In the event of a Grantee’s termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

ARTICLE IX.

Restricted Stock

9.1 Grant of Restricted Stock.  Subject to section 5.1 and Article VI, shares of Restricted Stock may be granted to Employees or Consultants at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the number of shares of Restricted Stock granted to each Grantee, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in section 9.3. The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Board shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient. In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant.

9.2 Awards and Certificates.  Each Grantee receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RC2 Corporation Incentive Stock Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523.”

The Board may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

9.3 Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in section 9.3(f), during a period set by the Board, commencing with the date of such award (the “Restriction Period”), the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Board may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Board may determine.

(b) Except as provided in this section and section 9.3(a), the Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Board, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of Restricted Stock.

(c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and sections 9.3(a) and (d), upon termination of a Grantee’s employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Grantee.

(d) In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for Cause), the Board may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(e) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Grantee.

(f) As determined by the Board on the date of grant, each Award of Restricted Stock shall be evidenced by a written agreement in a form to be established by the Board (the “Restricted Stock Agreement”) that specifies: the duration of the Restricted Period; the number of shares of Restricted Stock granted; any vesting or other restrictions which the Board may impose, and any other terms and conditions as shall be determined by the Board at the time of grant of the Restricted Stock. All Restricted Stock Agreements shall incorporate the provisions of this Plan by reference.

ARTICLE X.

Change of Control Provisions

10.1 Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in section 10.2), the Board may, in its sole and absolute discretion (or, if required pursuant to any Grantee’s written employment agreement, the Board shall for such Grantee), cause any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested to become fully exercisable and vested to the full extent of the original grant or cause all restrictions applicable to any Restricted Stock to lapse and such Restricted Stock to become free of all restrictions and fully vested to the full extent of the original grant.

10.2 Definition of Change of Control.  For purposes of the Plan, a “Change of Control” shall mean, as to any Grantee, the definition of Change of Control in such Grantee’s written employment agreement or, if no such Employment Agreement or definition in such agreement exists, Change of Control shall mean the happening of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Company, (ii) any acquisition by Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of section 10.2(c); or

(b) individuals who, as of May 6, 2005, constitute the Board of Directors of Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Company; or

(c) approval by the stockholders of Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of Company, providing for such Business Combination; or

(d) approval by the stockholders of Company of (i) a complete liquidation or dissolution of Company or (ii) the sale or other disposition of all or substantially all of the assets of Company, other than to a corporation, with respect to which following such sale or other disposition, [a] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, [b] less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Common Stock or Outstanding Voting Securities prior to the sale or disposition, and [c] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of Company, providing for such sale or other disposition of assets of Company or were elected, appointed or nominated by the Board of Directors of Company.

ARTICLE XI.

Rights of Grantees

11.1 Service.  Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment, or any Consultant’s services, at any time, nor confer upon any Employee any right to continue in the employ of the Company, or upon any Consultant any right to continue to provide services to the Company.

11.2 Nontransferability.  Options granted under this Plan shall be nontransferable by the Grantee, other than by will or the laws of descent and distribution, and shall be exercisable during the Grantee’s lifetime only by the Grantee.

ARTICLE XII.

Amendment, Modification and Termination of the Plan

12.1 Amendment, Modification, and Termination of the Plan.  The Board may at any time terminate and from time to time may amend or modify the Plan. The Company shall obtain the approval of the stockholders to any amendment to this Plan to the extent necessary to comply with any applicable laws or the rules of any stock exchange or quotation system on which the Stock is listed or quoted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award under the Plan without the consent of the Grantee holding the Award. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

ARTICLE XIII.

Acquisition, Merger and Liquidation

13.1 Acquisition.  Notwithstanding anything herein to contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Grantees for each Option of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.

13.2 Merger or Consolidation.  Subject to section 13.1 and to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

13.3 Other Transactions.  Subject to section 13.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation. However, the Grantee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Grantee an option (the “Substitute Option”) to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Grantee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Grantee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Grantee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of the Code.

ARTICLE XIV.

Securities Registration

14.1 Securities Registration.  In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Awards or any Stock with respect to which an Award may be or shall have been granted or exercised, or to qualify any such Awards or Stock under the Securities Act of 1933, as amended, or any other statute, then the Grantee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or Stock.

Unless the Company has determined that the following representation is unnecessary, each person exercising an Option or receiving an Award of Restricted Stock under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option or Award, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel to the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

ARTICLE XV.

Tax Withholding

15.1 Tax Withholding.  Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan or pursuant to an Award of Restricted Stock, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the

Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

ARTICLE XVI.

Indemnification

16.1 Indemnification.  To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE XVII.

Requirements of Law

17.1 Requirements of Law.  The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.2 Governing Law.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware.

ARTICLE XVIII.

Compliance with Code

18.1 Compliance with Code.  Incentive Stock Options granted hereunder are intended to qualify as “incentive stock options” under Code section 422. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code. Awards granted hereunder to any person who is a “covered employee” under Code section 162(m) at any time when the Company is subject to Code section 162(m) are intended to qualify as performance-based compensation within the meaning of Code section 162(m)(4)(C). If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Awards granted under this Plan to such “covered employees” being treated as performance-based compensation under Code section 162(m).

This Plan was:

Approved and adopted, as amended and restated, by the Board of Directors and stockholders of the Company effective May 8, 2008.

APPENDIX B

RC2 CORPORATION
2008 INCENTIVE BONUS PLAN

ARTICLE 1. PURPOSE.

The purposes of the Plan are (i) to promote the success of the Company; (ii) to associate more closely the interests of employees of the Company and its Subsidiaries with the Company’s financial and performance goals, (iii) to provide incentives and rewards to those employees of the Company and its Subsidiaries who are in a position to contribute to the long-term success and growth of the Company; (iv) to assist the Company and its Subsidiaries in retaining and attracting employees with requisite experience and ability; and (v) to provide to Covered Employees Awards that are “qualified performance-based compensation” under Section 162(m) of the Code.

ARTICLE 2.

DEFINITIONS.

Section 2.01  “Award” means the cash incentive compensation paid or payable pursuant to the Plan.

Section 2.02  “Award Formula” means one or more objective formulas or standards, as defined in Section 162(m) of the Code, established by the Committee for purposes of determining the amount of an Award with respect to a Performance Goal. An Award Formula based upon a percentage of a Participant’s base pay shall use the Participant’s base pay as of the date the Performance Goal is established. Award Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.03  “Award Schedule” means the Award Schedule established pursuant to Section 4.01.

Section 2.04  “Beneficiary” mean the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his death while a Participant or, in the absence of such designation, the Participant’s estate.

Section 2.05  “Board” means the Board of Directors of the Company.

Section 2.06  “Code” means the Internal Revenue Code of 1986, as amended.

Section 2.07  “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board designated by the Board to administer the Plan. The Committee for purposes of this Plan shall be composed of not less than two directors, each of whom is intended to be an “outside director” within the meaning of Code Section 162(m).

Section 2.08  “Company” means RC2 Corporation and its successors.

Section 2.09  “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3). A Covered Employee shall also include any Participant designated by the Committee as a Covered Employee for a particular Plan Year because such person may be a covered employee within the meaning of Code Section 162(m)(3) for that Plan Year.

Section 2.10  “Eligible Employee” means any person, including an officer or director of the Company, who is employed by the Company or any Subsidiary of the Company.

Section 2.11  “Establishment Period” means, with respect to a Performance Period applicable to any Performance Grant made to a Covered Employee under the Plan, the period commencing on or before the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which 25% of the Performance Period shall have elapsed.

Section 2.12  “Participant” means an Eligible Employee selected from time to time by the Committee to participate in the Plan.

Section 2.13  “Performance Goal” means the target, goal or level of performance established by the Committee with respect to a Performance Measure for a Performance Period. The outcome of a Performance Goal shall be substantially uncertain when established by the Committee. Performance Goals shall be adjusted automatically, as appropriate, in the event of a stock dividend, stock split, recapitalization, reclassification, subdivision or other similar corporate change. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.14  “Performance Grant” means the grant to an Eligible Employee of an opportunity to participate in a particular Performance Goal with respect to a particular Performance Period.

Section 2.15  “Performance Measure” means one or more of the following selected by the Committee to measure Company performance for a Performance Period: basic or diluted earnings per share; net sales; net sales growth; return on equity; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and compensation expense for equity awards; operating income; gross profit; net income; return on assets; return on assets before interest and taxes; gross margins; net margins; trading margins; return on invested capital; cash flow from operations; cash flow per share; share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; market share; comparisons with various stock market indices; and/or implementation, completion or attainment of measurable objectives with respect to research, development, products or projects. Any of the foregoing Performance Measures may also be calculated prior to any bonus payments under this Plan or otherwise. Performance Measures also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division or business unit of the Company for or within which the Participant is primarily employed, or based upon the relative performance of other companies, or upon comparisons of any of the indicators of performance relative to other companies. The Committee may provide for a mandatory adjustment of a Performance Measure to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles; provided, however, that with respect to any Covered Employee any such adjustment to be made must be specified in the Award prior to the expiration of the applicable Establishment Period. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

Section 2.16  “Performance Period” means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to payment of an Award.

Section 2.17  “Plan” means this RC2 Corporation 2008 Incentive Bonus Plan.

Section 2.18  “Plan Year” means the Company’s fiscal year.

Section 2.19  “Subsidiary” shall have the meaning set forth in Section 424(f) of the Code.

ARTICLE 3.

PARTICIPATION.

Participants shall be selected by the Committee and shall only include Eligible Employees. The selection of a Participant for a Performance Grant shall not entitle such individual to be selected as a Participant with respect to any other Performance Grant.

ARTICLE 4.

AWARDS.

Section 4.01  Award Schedules.  For each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Establishment Period, the Committee shall establish the Performance Grants in writing for such Performance Period by preparing an Award Schedule for each Covered Employee. With respect to any Participant who is not a Covered Employee, the Committee may approve an Award

Schedule for one or more groups of such Participants at any time during the Performance Period and in the aggregate and may delegate to any of the Company’s management the authority to allocate Performance Grants and Awards among the members of any such group. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), Award Formula(s), and such other information as the Committee may determine. Once established for a Performance Period, such items shall not be amended or otherwise modified. Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

Section 4.02  Performance Grant Agreement.  Performance Grants shall be evidenced by a separate written agreement between the Company and the Participant, in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee may require. An agreement executed pursuant to this section shall include a copy of the Award Schedule with respect to the Participant and such other information as the Committee may determine is necessary and appropriate.

Section 4.03  Certification of Awards.  Subject to Section 4.04, a Participant shall be eligible to receive payment of an Award only when the Performance Goal(s) are achieved and the Committee determines, pursuant to the Award Formula, that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as administratively feasible after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing the amount of the Award earned by each Participant for such Performance Period based upon such Participant’s Award Formula. The Committee shall then determine the actual amount of the Award to be paid to each Participant and, in so doing, may use discretion to decrease, but not (as to any Covered Employee) increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Award payable to any Participant with respect to each Plan Year (or portion thereof) contained within a Performance Period shall be $2,500,000.

Section 4.04  Payment of Awards.

(a) With respect to any Covered Employee, except as otherwise provided in an employment agreement between the Covered Employee and the Company to the extent consistent with the requirements of Code Section 162(m), (i) Awards shall be paid in a lump sum cash payment as soon as administratively feasible after the amount thereof has been determined and certified in accordance with Section 4.03, but in no event after March 15 of the year following the end of any year in which the applicable Performance Period occurs and (ii) no Award with respect to a Performance Period will be payable to any Covered Employee who is not employed by the Company or a Subsidiary of the Company on the last day of such Performance Period.

(b) With respect to any Participant who is not a Covered Employee, Awards shall be paid in a lump sum cash payment as soon as administratively feasible after the amount thereof has been determined and certified in accordance with Section 4.03, but in no event after March 15 of the year following the end of any year in which the applicable Performance Period occurs; provided that the Committee may, in its sole discretion, decide that an Award may be paid in whole or in part prior to such time. Unless the Committee determines otherwise in its sole discretion, no Award with respect to a Performance Period will be payable to any Participant who is not a Covered Employee if such Participant is not employed by the Company or a Subsidiary of the Company on the last day of such Performance Period.

ARTICLE 5.

ADMINISTRATION.

Section 5.01  In General.  The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

Section 5.02  Determinations.  The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Performance Grants shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Performance Grants under the Plan, whether or not such persons are similarly situated.

Section 5.03  Appointment of Experts.  The Committee may appoint such accountants, attorneys, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

Section 5.04  Delegation.  The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to duties it is required to perform under Section 162(m) of the Code.

Section 5.05  Books and Records.  The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

Section 5.06  Payment of Expenses.  The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

Section 5.07  Code Section 162(m).  With respect to any Covered Employee, it is the intent of the Company that this Plan and Awards satisfy the applicable requirements of “performance-based compensation” under Code Section 162(m) so that the Company’s tax deduction for remuneration in respect of this Plan for services performed by Participants who are Covered Employees is not disallowed in whole or in part by the operation of such Code section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.

ARTICLE 6.

MISCELLANEOUS.

Section 6.01  Nonassignability.  Except as otherwise provided in the Plan, no Performance Grant or Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by laws of descent and distribution.

Section 6.02  Withholding Taxes.  The Company or a Subsidiary of the Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company or any Subsidiary of the Company with respect to any Award under the Plan.

Section 6.03  Amendment or Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Code Section 162(m). No amendments to, or termination of, the Plan shall impair the rights of a Participant in any Performance Grant or Award previously granted without such Participant’s consent.

Section 6.04  Other Payments or Awards.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

Section 6.05  Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

Section 6.06  Unfunded Plan.  Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

Section 6.07  No Fiduciary Relationship or Responsibility.  The Plan is not subject to ERISA. Under ERISA and related federal laws, the Company is not a fiduciary with respect to the Plan, and has no fiduciary obligation with respect to any Participant, beneficiary or other person claiming a right hereunder. Further, nothing herein contained, and no action or inaction arising pursuant hereto shall give rise under state or federal law to a trust of any kind or create any fiduciary relationship of any kind or degree for the benefit of Participants, any beneficiary, or any other person.

Section 6.08  Limits of Liability and Indemnity.  Neither the Board nor the Committee, nor any members of either, nor any employees of the Company or its Subsidiaries, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to the Plan, and the Company hereby agrees to indemnify the members of the Board, the members of the Committee, and the employees of the Company and its Subsidiaries with respect to any claim, loss, damage, or expense (including counsel fees) arising from any such act, omission, interpretation, construction or determination with respect to the Plan or any action taken pursuant to it to the full extent permitted by law and the Certificate of Incorporation (as amended and/or restated) of the Company.

Section 6.09  Right to Awards.  No employee of the Company or its Subsidiaries or other person shall have any claim or right to be a Participant in this Plan or to be granted a Performance Grant or Award hereunder. Neither the adoption of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its Subsidiaries nor shall the grant of any Performance Grant or Award hereunder constitute a request or consent to postpone the retirement date of a Participant. Nothing contained hereunder shall be construed as giving any Participant or any other person any equity or interest of any kind in any assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under the Plan, any Participant or any other person having a claim for payments shall be an unsecured creditor.

Section 6.10  Section Headings.  Section headings used herein are for convenience and reference only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

Section 6.11  Severability.  Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law; provided, however, that if any provision of this Plan shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Plan.

Section 6.12  Applicable Law.  This Plan shall be governed, administered, construed and enforced according to the laws of the United States and the State of Delaware to the extent not preempted by the laws of the United States.

Section 6.13  Transfers and Leaves.  A change in employment or service from the Company to a Subsidiary of the Company, or vice versa, shall not constitute termination of employment or service for purposes of the Plan. Furthermore, the Committee (or Board in case of a member of the Committee) may determine that for purposes of the Plan, a Participant who is on leave of absence will still be considered as in the continuous employment or service of the Company.

Section 6.14  Effective Date/Term.  The Plan shall become effective upon its adoption by the Committee and the Board, subject to stockholder approval of the Plan as described below. The Company shall not make any payments under the Plan until the Plan is approved by the Company’s stockholders in a manner that satisfies the requirements of Section 162(m) of the Code. Any Performance Grant agreement issued prior to receiving stockholder approval shall specifically provide that the grant is contingent upon approval of the Plan by the Company’s stockholders. If the Plan is not approved by the stockholders by the 31st day of May, 2008, the Plan shall become ineffective, null and void as of the date it was adopted by the Board and the Committee, and all Performance Grants under the Plan immediately terminate.

Adopted by the Board of Directors: March 25, 2008.

Approved by Stockholders at the 2008 Annual Meeting.

. NNNNNNNNNNNN RC2 Corporation 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2008. Vote by Internet • Log on to the Internet and go to www.investorvote.com/RCRC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Voting Items — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3. 1. The following directors have been 01 — Robert E. Dods 02 — Curtis W. Stoelting 03 — John S. Bakalar 04 - John J. Vosicky nominated with terms to expire at the 05 — Paul E. Purcell 06 — Daniel M. Wright 07 — Thomas M. Collinger 08 — Linda A. Huett + 2009 Annual Meeting. 09 — Michael J. Merriman, Jr. 10 — Peter J. Henseler Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 03 04 05 06 07 08 09 10 For All EXCEPT — To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. Approval of the amendment to the RC2 Corporation 2005 3. Approval of the RC2 Corporation 2008 Incentive Bonus Plan. Stock Incentive Plan. 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 7 4 0 8 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — RC2 Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Curtis W. Stoelting and Jody L. Taylor or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of RC2 Corporation to be held on May 8, 2008 at 11:00 a.m. , local time, at the Doubletree Guest Suites and Conference Center, 2111 Butterfield Road, Downers Grove, Illinois 60515, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the matters on the reverse side and in their discretion upon such other matters as may properly come before the meeting. Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT TO THE RC2 CORPORATION 2005 STOCK INCENTIVE PLAN AND TO APPROVE THE RC2 CORPORATION 2008 INCENTIVE BONUS PLAN. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES APPOINTED. CONTINUED AND TO BE VOTED ON REVERSE SIDE.